Exhibit 10.1

NEURONETICS, INC.

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is made and entered into this 12th day of October 2017 (the “Effective Date”) by and between Neuronetics, Inc., a Delaware corporation having its principal offices at 3222 Phoenixville Pike, Malvern, Pennsylvania, 19355, USA (“Company”), and Teijin Pharma Limited, a Japanese company having its principal offices at 2-1, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 100-8585, Japan (“Distributor”). Each of Company and Distributor are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Company desires to appoint Distributor as a distributor of the Products (as defined below) in the Territory (as defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, Distributor desires to accept such appointment.

NOW, THEREFORE, Company and Distributor, intending to be legally bound, agree as follows:

1. Definitions.

1.1 The following terms shall be defined as follows:

1.1.1 “1st Reimbursement Approval” means the initial Reimbursement Approval issued by MHLW.

1.1.2 “1st Qualifying Approval” means (a) if the Product Approval and/or the 1st Reimbursement Approval requires a physician to obtain a training certification in respect of use of the System from a person, other than Distributor, its Affiliates or persons acting on behalf of Distributor or its Affiliates, in order to be permitted to use the System to treat patients on a reimbursed basis, then the first time that any physician in the Territory is granted such certification or (b) if no such training certification is required by the Product Approval or the 1st Reimbursement Approval, then the 1st Reimbursement Approval.

1.1.3 “1st Reimbursement Revision Approval” means the next permanent Reimbursement Approval issued by MHLW (honshusai) after the 1st Reimbursement Approval.

1.1.4 “Affiliate” means, with respect to a person, any individual, group, corporation, limited liability company, partnership, joint venture, association, trust and any other legal entity directly or indirectly Controlled by, Controlling, or under common Control with such person. The term “Control” of a legal entity means the possession, direct or indirect, of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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power to: (a) vote more than fifty percent of the voting stock of such legal entity; or (b) direct or cause the direction of the management or policies of such legal entity, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

1.1.5 “Anti-Corruption Laws” has the meaning set forth in Section 5.5.1.

1.1.6 “Applicable Law” means all Laws, including cGMP, relevant to each Party’s obligations under this Agreement, including, without limitation, any rules, regulations, guidelines or other requirements of the FDA and any other Governmental Authority with respect to the manufacture of the Products and rules, regulations, guidelines or other requirements of the MHLW applicable to the promotion, marketing, distribution and sale of the Products in the Territory.

1.1.7 “Baseline Year” means the Fiscal Year in which either of the Parties or their respective Affiliates commences sales of Home Use Devices in the Territory.

1.1.8 “Certificate of Conformance” means that certificate to be delivered by Company’s contract manufacturer to Distributor in the form attached as Schedule L.

1.1.9 “Change of Control” means with respect to a Party (a) a merger or consolidation of such Party with a third party which results in the voting securities of Company outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) except in the case of a bona fide equity financing in which such Party issues new shares of its capital stock, a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Company, or (c) the sale or other transfer to a third party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.1.10 “Code” has the meaning set forth in Section 5.6.

1.1.11 “Company MHLW Lead Period” means the period from the date of the 1st Reimbursement Approval until and including the date of the 1st Reimbursement Revision Approval.

1.1.12 “Company Trademarks” means (a) the English language trademarks listed on Schedule D and (b) the katakana trademarks listed on Schedule D.

1.1.13 “Company’s Agent” means Vorpal or such other company as Company designates from time to time by sending notice to Distributor.

1.1.14 [*]

1.1.15 “Confidential Information” has the meaning set forth in Section 8.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.16 “cGMP” means the current good manufacturing practices applicable to the manufacture of the Product under this Agreement as defined in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Part 820, and the equivalent Laws in the Territory, each as may be amended and applicable from time to time.

1.1.17 “Default Notice” shall have the meaning set forth in Section 6.3.

1.1.18 “Defect” means, in respect of a Product, a manufacturing defect, a failure to meet or operate in accordance with the applicable Specifications or a failure to have been manufactured in accordance with Applicable Law including cGMP, and, in the case of the Software, a failure to operate in substantial compliance with the Software Documentation, and “Defective” shall be construed accordingly.

1.1.19 “Defective Product” means a Product with a Defect.

1.1.20 “Designated Marketing Authorization Holder” or “DMAH” means the agent approved by the MHLW to act as the MAH in accordance with and as defined in the Law on Securing Quality, Efficacy and Safety of Pharmaceuticals, Medical Devices, Regenerative and Cellular Therapy Products, Gene Therapy Products, and Cosmetics.

1.1.21 “Disclosing Party” has the meaning set forth in Section 8.1.

1.1.22 “Distributor 1st MHLW Lead Election” has the meaning set forth in Section 4.1.2.

1.1.23 “Distributor 1st MHLW Lead Period” means the [*] period following the date of Distributor’s written notice making the Distributor 1st MHLW Lead Election.

1.1.24 “Distributor 2nd MHLW Lead Election” has the meaning set forth in Section 4.1.4.

1.1.25 “Distributor 2nd MHLW Lead Period” means the [*] period following the date of the 1st Reimbursement Revision Approval.

1.1.26 “Distributor Approvals” has the meaning set forth in Section 4.2.

1.1.27 “Distributor Quality Plan” means the separate Distributor Quality Plan between the Parties, as amended by the Parties from time to time. The current Distributor Quality Plan is document number [*].

1.1.28 “Distributor Trademarks” has the meaning set forth in Section 7.2.2

1.1.29 “Documentation” shall mean any and all information in written, graphic, electronic or machine-readable form relating to use or operation of the System, including but not limited to, the System user manual and instructions for use, installation and service of the System provided by Company to Distributor pursuant to this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.30 “Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” shall mean lawful money of the United States of America.

1.1.31 [*]

1.1.32 “FDA” means the United States Food and Drug Administration or its successor.

1.1.33 “Fiscal Year” means the period commencing on April 1 of each calendar year and ending on March 31 of the subsequent calendar year.

1.1.34 “Fixed Transfer Price Period” has the meaning set forth in Section 3.5.1.

1.1.35 “Force Majeure” has the meaning set forth in Section 14.13.

1.1.36 “Foreign Manufacturer Accreditation” means the license issued by M1-ILW to a manufacturer of medical devices located outside of Japan for import and sale of such medical devices in Japan as specified in Article 13-3 of the Pharmaceuticals Affairs Law of Japan.

1.1.37 “Governmental Authority” means any multinational, national, federal, prefectural, state, local, municipal or other governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.

1.1.38 “Government Official” has the meaning set forth in Section 5.5.1.

1.1.39 [*]

1.1.40 [*]

1.1.41 [*]

1.1.42 [*]

1.1.43 “Indemnification Claim Notice” has the meaning set forth in Section 10.2.1.

1.1.44 “Indemnified Party” has the meaning set forth in Section 10.2.1.

1.1.45 “Indemnifying Party” has the meaning set forth in Section 10.2.1.

1.1.46 “Indemnitee” and “Indemnitees” has the meaning set forth in Section 10.2.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.47 “Initial Milestone Payment 2” means Milestone Payment 2 calculated using the Reimbursement Rate set in the 1st Reimbursement Approval.

1.1.48 “Initial Payment” has the meaning set forth in Section 3.1.1.

1.1.49 “Initial Period” has the meaning set forth in Section 3.4.2.

1.1.50 “Initial Sales Forecast” has the meaning set forth in Section 3.4.2.

1.1.51 “Initial Term” has the meaning set forth in Section 12.1.

1.1.52 “Initial Transfer Price” has the meaning set forth in Section 3.5.1.

1.1.53 “Insolvent Party” has the meaning set forth in Section 12.12.

1.1.54 [*]

1.1.55 “Laws” means all laws, statutes, rules, regulations, directives, decisions and ordinances of any Governmental Authority.

1.1.56 “Limited License” has the meaning set forth in Section 7.3.1.

1.1.57 “Losses” has the meaning set forth in Section 10.1.1.

1.1.58 “MAH” means Marketing Authorization Holder.

1.1.59 “Major Depressive Disorder” has the meaning set forth in ICD-9 §§ 296.X.

1.1.60 “Marketing Materials” has the meaning set forth in Section 7.5.

1.1.61 “MHLW” means the Japanese Ministry of Health, Labour and Welfare and any successor thereto.

1.1.62 “Milestone Payment 1” has the meaning set forth in Section 3.1.2.

1.1.63 “Milestone Payment 2” has the meaning set forth in Section 3.1.3.

1.1.64 “Minimum Purchase Requirement” has the meaning set forth in Section 3.4.1.

1.1.65 “Minimum Terms and Conditions of Sale” has the meaning set forth in Section 7.3.4.

1.1.66 “NeuroStar Product” means the NeuroStar TMS Therapy® System, Item Number 81-60000-101 as listed in the Product Catalog and set forth in Schedule A. For the avoidance of doubt, the NeuroStar Product does not include the TrakStar Computer and peripherals, the NeuroStar Treatment Packs or the other items included in the NeuroStar Starter Package.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.67 “NeuroStar Starter Package” means a bundled package of the Products set forth in Schedule A together with the Limited License.

1.1.68 “NeuroStar Treatment Packs” means alignment and hygiene barrier consumables used in conjunction with NeuroStar Treatment Sessions, Item Number 81-00931-000 as listed in the Product Catalog.

1.1.69 “NeuroStar Treatment Sessions” or “NSTS” means a single treatment session delivered by the NeuroStar Product to a patient, comprised of a maximum of 5,000 magnetic pulses and delivered in accordance with the treatment parameters specified by the prescribing physician. The treatment parameters include but are not limited to number of pulses, stimulation time, stimulation frequency, interval and coil orientation.

1.1.70 “New Sales Forecast” has the meaning set forth in Section 3.4.2.

1.1.71 “[*] Development Plan” has the meaning set forth in Section 6.1.

1.1.72 “Out of Box Failure” means at the time of installation at the customer’s facility of a NeuroStar Starter Package (a) non-conformance to the Certificate of Conformance provided by Company’s contract manufacturer for such NeuroStar Starter Package; or (b) a failure of the NeuroStar Starter Package to pass the visual inspection procedure set forth in Schedule E or any of the criteria or items set forth in the NeuroStar OUS Installation Record [*], after Distributor or its Technical Support Company follows all installation and troubleshooting procedures in the NeuroStar Distributor Service Manual [*], other than any such non-conformance or failure caused by Distributor or its Technical Support Company after Company’s delivery of such NeuroStar Starter Package to Distributor.

1.1.73 “Order Forecast” has the meaning set forth in Section 3.2.2.

1.1.74 “PMDA” means the Pharmaceuticals and Medical Devices Agency and any successor thereto.

1.1.75 [*]

1.1.76 [*]

1.1.77 “Product” means: (a) the NeuroStar Product, Software, SenStar Connect, SenStar Treatment Links, NeuroStar Treatment Packs and those other items set forth in Schedules A and O attached to this Agreement, modified as necessary in order for the foregoing to receive the Regulatory Approvals; (b) all updates and improvements to any the foregoing that are marketed or sold by Company or its distributors in any country for Major Depressive Disorder indications; and (c) such additions, parts and accessories thereto as Company and Distributor mutually agree from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.78 “Product Approval” means the approval by MHLW of a registration of the Product that allows for the importation, marketing, promotion, distribution and sale of the Product in the Territory as medical devices for the treatment of Major Depressive Disorder indications that are substantially similar to the Major Depressive Disorder indications for which the Products are approved in the United States with substantially the same conditions as approved in the United States.

1.1.79 “Product Catalog” means Company’s catalog of Products available for sale dated as of 2013, as modified by Company from time to time.

1.1.80 “Recall” has the meaning set forth in Section 6.8.

1.1.81 “Receiving Party” has the meaning set forth in Section 8.1.

1.1.82 “Redistributable Code” shall mean all third party software that is licensed to Company for redistribution with the Software.

1.1.83 “Regulatory Approvals” means (a) the Product Approval, (b) the Reimbursement Approval and (c) MAH/DMAH Approval.

1.1.84 “Regulatory Authorities” means the MHLW, PMDA and any other governmental body that has legal authority to regulate the manufacture, distribution or sale of medical devices in the Territory.

1.1.85 “Reimbursement Approval” means a determination by MHLW of the Reimbursement Rate.

1.1.86 “Reimbursement Approval Deadline” means the second anniversary of the date on which MHLW grants the first Product Approval.

1.1.87 “Reimbursement Rate” means the amount set by the MI-ILW from time to time that MHLW will reimburse hospitals and medical clinics for use of transcranial magnetic stimulation devices to treat patients suffering from those Major Depressive Disorder indications for which Company has obtained Product Approval.

1.1.88 “Return Policy” has the meaning set forth in Section 3.10.

1.1.89 “Rolling Termination Right” has the meaning set forth in Section 12.11.

1.1.90 “Rules” has the meaning set forth in Section 14.4.

1.1.91 “Sales Representatives” has the meaning set forth in Section 2.3.2.

1.1.92 “SenStar Connect” means Item Number 81-71000-100 as listed in the Product Catalog, a multiple-use consumable integrated flexible circuit that (a) must be attached to the treatment coil prior to MT or treatment to facilitate contact sensing and magnetic field detection and to decrease the magnetic field at the scalp surface to enhance tolerability during treatment and (b) is used in conjunction with a hygiene barrier.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.93 “SenStar Treatment Link” means the current version of SenStar Treatment Links, Item Number 81-70000-001 as listed in the Product Catalog.

1.1.94 “Software” means the software programs, tools and data, whether in source or object code format, embedded or incorporated in the System or used in conjunction with the operation of the Products, including, without limitation, TrakStar Software, MT Assist, and Redistributable Code incorporated into or delivered with such software.

1.1.95 “Software Documentation” means [*], Rev B: Controlled Release of NeuroStar 2.3.1 System Software and [*], Rev C : Controlled Release of TrakStar 2.3.1 Software, as updated by Company from time to time.

1.1.96 “Specifications” means (a) prior to the Product Approval, the specifications for the Products set forth in Schedule M; and (b) after the Product Approval, the specifications for the Products as approved by MHLW from to time and the specifications for the Products set forth in Schedule M as amended by Company from time to time including in connection with changes to the Products.

1.1.97 [*]

1.1.98 “Steering Committee” has the meaning set forth in Section 2.5.1.

1.1.99 “Subsequent Year” means each full Fiscal Year immediately following the Baseline Year.

1.1.100 “System” means the Products, the Software, and single use items and other accessories sold by Company for use with the Products operating together as an integrated system or tool, including all successors, extensions, new models and upgrades thereto.

1.1.101 “Taxes” has the meaning set forth in Section 14.12.

1.1.102 “Technical Support Company” means [*] and such companies as Distributor may designate in writing to Company from time to time that will assist Distributor in the Territory with the delivery, installation and maintenance of Products and Software and provide technical support and such other assistance to end-user customers as requested by Distributor.

1.1.103 “Term” has the meaning set forth in Section 12.1.

1.1.104 “Territory” means Japan.

1.1.105 “Third Party Claim” has the meaning set forth in Section 10.1.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.1.106 “TrakStar Software” means the Company’s practice data management system software including, if any, new versions, updates and upgrades thereto.

1.1.107 “TrakStar Computer” means a stand-alone personal computer that meets the specifications set forth on Schedule N, as such specifications may be updated by Company from time to time.

1.1.108 “Transition Effective Date” means the first business day that is [*] days before the expiration or termination of this Agreement.

1.1.109 “True-Up Payment” has the meaning set forth in Section 3.4.5.

1.1.110 “Vorpal” means Vorpal Technologies K.K.

1.1.111 “Warranty Period” has the meaning set forth in Section 9.3.1.

1.1.112 “Withholding Party” has the meaning set forth in Section 14.12.

1.1.113 “Year 2” means the first full Fiscal Year immediately following the first Subsequent Year.

2. Distributorship Terms.

2.1 Appointment and Acceptance.

2.1.1 Subject to the terms and conditions of this Agreement, Company hereby appoints Distributor as Company’s sole and exclusive distributor of Products and provider of NSTS in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel, and Distributor accepts such appointment. During the Term, except as set forth in Section 2.1, Company shall (a) neither distribute any Products or provide any NSTS in the Pre-Reimbursement Approval Channel or the Post-Reimbursement Approval Channel nor appoint another distributor for the Products or NSTS in the Pre-Reimbursement Approval Channel or the Post-Reimbursement Approval Channel and (b) not sell Products to any third party that it knows or reasonably should know intends to resell the Products or provide NSTS in the Pre-Reimbursement Approval Channel or the Post-Reimbursement Approval Channel. Without limiting the generality of the foregoing, Company shall not solicit sales of Products or NSTS or promote the sale of Products or NSTS in the Territory except as specifically permitted by Sections 2.1.3 and 2.1.5. If Company receives an inquiry, purchase orders or other orders from a third party for delivery or sale of Products or provision of NSTS in the Pre-Reimbursement Approval Channel or Post-Reimbursement Approval Channel, Company shall promptly notify Distributor and refuse to fill any such inquiry, purchase order or other order unless Company is expressly permitted to do so by Sections 2.1.3 or 2.1.5.

2.1.2 Distributor specifically acknowledges that if, despite Company’s use of commercially reasonable efforts to prevent the unauthorized sale or resale of Products or NSTS in the Territory, Company is unable to stop or prevent such unauthorized sales or resale of Products or NSTS in the Territory in the Pre-Reimbursement Approval Channel or the Post-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Reimbursement Approval Channel, then such unauthorized sale or resales of Products or NSTS in the Territory in the Pre-Reimbursement Approval Channel or the Post-Reimbursement Approval Channel shall not constitute a material breach of the terms of this Agreement, provided, however, that the Minimum Purchase Requirement shall be reduced by the amount of any such unauthorized sales or resale in the Post-Reimbursement Approval Channel.

2.1.3 Prior to receipt of the 1st Reimbursement Approval (whether obtained by Company or Distributor), Company shall have the right to sell Products and NSTS outside the Pre-Reimbursement Approval Channel in the Territory only for indications approved by the MHLW. Prior to receipt of the 1st Reimbursement Approval (whether obtained by Company or Distributor), Company shall have the right to sell Products and NSTS inside the Pre-Reimbursement Approval Channel in the Territory directly to: (a) [*]; provided that Company: (i) obtains [*] written agreement to comply with such use restriction and to not, as a normal course of business, distribute, resell, lease or otherwise transfer the Products to any third party; and (ii) uses commercially reasonable efforts to cause [*] compliance with such agreement; and (b) no more than one (1) customer (plus its Affiliates) other than [*], provided; that: (i) such customer must purchase the Products solely for use at medical clinics owned and operated by the customer or its Affiliates and not for resale; (ii) Company obtains the written agreement of the customer to not, as a normal course of business, distribute, resell, lease or otherwise transfer the Products to any third party; and (iii) Company uses commercially reasonable efforts to cause such customer to comply with such agreement.

2.1.4 Effective upon receipt of the 1st Reimbursement Approval (whether obtained by Company or Distributor), Company shall not, directly or indirectly, transfer, sell, or otherwise distribute itself or through any third party, any Products in the Pre-Reimbursement Approval Channel and the Post-Reimbursement Approval Channel except as set forth in Section 2.1.5.

2.1.5 After receipt of the 1st Reimbursement Approval (whether obtained by Company or Distributor), Company shall have the right to sell Products and NSTS (i) outside the Post-Reimbursement Approval Channel in the Territory for indications approved by the MHLW and (ii) in the Post-Reimbursement Approval Channel in the Territory directly to [*] or to [*] through [*] or a replacement distributor, solely for use at medical clinics owned and operated by [*], provided that Company: (a) obtains [*] and [*] written agreement to comply with such use restriction and to not, as a normal course of business, distribute, resell, lease or otherwise transfer the Products to any third party; and (b) uses commercially reasonable efforts to cause [*] and [*] compliance with such agreement. If [*] terminates its business involving use of the Products, Company may replace [*] with a customer (and its Affiliates) outside the Post-Reimbursement Channel in the Territory; provided that Company: (i) obtains such customer’s written agreement to be bound by and comply with the same restrictions as applicable to [*] and to not, as a normal course of business, distribute, resell, lease or otherwise transfer the Products to any third party; and (ii) uses commercially reasonable efforts to cause such customer’s compliance with such agreement. If Company has sold Products to one additional customer pursuant to clause (b) of Section 2.1.3, then upon receipt of the 1st Reimbursement Approval (whether obtained by Company or Distributor) Distributor shall have the option, exercisable by sending written notice to Company within [*] after Company confirms to Distributor in writing that such customer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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desires to use Products to treat patients on a reimbursed basis, to sell Products and NSTS to such customer in the Post-Reimbursement Approval Channel. If Distributor does not exercise such option, then Company shall have the right to sell Products and NSTS to such customer in the Post-Reimbursement Approval Channel, provided that: (i) such customer must purchase the Products solely for use at medical clinics owned and operated by the customer or its Affiliates and not for resale; (ii) Company obtains the written agreement of the customer to not, as a normal course of business, distribute, resell, lease or otherwise transfer the Products to any third party; and (iii) Company uses commercially reasonable efforts to cause such customer to comply with such agreement.

2.1.6 [*]

2.2 No Activities Outside the Territory. Distributor shall not solicit sales of Products or promote the sale of Products outside the Territory. In the event Distributor receives an inquiry, purchase orders or other orders from a third party for delivery or sale of Products outside of the Territory, Distributor shall promptly notify Company and refuse to fill any such inquiry, purchase order or other order.

2.3 Sub-Distributors.

2.3.1 Distributor shall have the right to appoint its Affiliates as sub-distributors; provided that Distributor shall cause such Affiliates to comply with Distributor’s obligations under this Agreement and be liable to Company for any failures of such Affiliates to so comply.

2.3.2 Except as otherwise set forth in Section 2.3.1, Distributor shall not appoint any sub-distributor of Products in the Territory without the prior written consent of Company, which shall not be unreasonably withheld or conditioned; provided, however, Distributor may sell Products in the Territory to end-users in the Territory through Distributor’s sales representatives comprising part of its standard sales channels in the normal course of business (“Sales Representatives”), and such Sales Representatives shall not be deemed sub-distributors mentioned in this provision; provided, further, that: (a) Distributor shall cause each such Sale Representative to comply with Distributor’s obligations under this Agreement that are applicable to such Sales Representative’s activities; and (b) Distributor shall be liable to Company for any failure of the Sales Representative to comply with Distributor’s obligations under this Agreement that are applicable to such Sales Representative’s activities. For the avoidance of doubt, agents, distributors affiliated with hospitals, clinics and other end-users and unaffiliated distribution, logistics and similar companies designated by hospitals, clinics and other end-users for the purchase of Products shall not be deemed to be sub-distributors or Sales Representatives for purposes of this Agreement.

2.4 Independent Contractor Relationship. The relationship of Company and Distributor is that of independent contractors. This Agreement sets forth the duties and responsibilities of the Parties with respect to each other in furtherance of the purpose of this Agreement. This Agreement does not, however, give either Party the power to direct or control the day-to-day activities of the other. This Agreement further does not create or imply any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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relations between the Parties as partners, joint venturers, or co-owners. Neither Distributor nor its agents and employees are the representatives of Company for any purpose, and they shall have no power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of Company. Neither Company nor its agents, including the DMAH, and employees are the representatives of Distributor for any purpose, and they shall have no power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of Distributor. All financial obligations associated with Distributor’s business are the sole responsibility of Distributor. All financial obligations associated with Company’s business are the sole responsibility of Company. All sales and other agreements between Distributor and its customers are Distributor’s exclusive responsibility and do not affect Distributor’s obligations under this Agreement.

2.5 Steering Committee.

2.5.1 Establishment of Steering Committee. As soon as practicable after the Effective Date, the Parties shall establish a committee to facilitate the distribution of the Products in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel in the Territory under this Agreement (the “Steering Committee”) in accordance with this Section 2.5.

2.5.2 Composition of the Steering Committee. The Steering Committee shall be comprised of one (1) representative designated by each of the Parties. Each representative shall be a senior executive of the designating Party. Each Party shall appoint its respective initial representative to the Steering Committee within [*] after the Effective Date, and may from time to time substitute its representative, in its sole discretion, effective upon notice to the other Party of such change. Additional representatives or consultants may from time to time be invited to attend Steering Committee meetings, subject to such representatives’ and consultants’ written agreement to comply with the requirements of Section 8 and the agreement of each Party. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives and consultants.

2.5.3 Meetings. The Steering Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per calendar year or as frequently as needed to discharge its responsibilities under this Agreement. The Steering Committee may meet by means of teleconference, videoconference or other similar communications equipment. In-person meetings shall alternate between a Company facility in the United States and a Distributor facility in Japan.

2.5.4 Matters for Steering Committee Discussion or Decision. The Steering Committee shall serve as a forum for discussion of development, regulatory, commercial and related matters concerning the Products in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel in the Territory and have the following powers:

(a) approve the New Sales Forecast in accordance with and subject to Section 3.4.2;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) approve the transfer prices for the NeuroStar Starter Packages and other Products after the Fixed Transfer Price Period in accordance with and subject to Section 3.5.6;

(c) be presented with and discuss ideas and plans for updates and improvements to, and new versions of, the Products and Software for use in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel; and

(d) be presented with and discuss information concerning competitive intelligence, market development and best practices concerning the marketing, promotion, distribution, sale and support of the Products and Software for use in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel.

2.5.5 Decision-Making. With respect to the matters set forth in Sections 2.5.4(c) and 2.5.4(d), the Steering Committee has no decision making power as these matters are discussion only. With respect to the matters set forth in Sections 2.5.4(a) and 2.5.4(b), the Steering Committee shall use reasonable best efforts to reach unanimous agreement on a proposed decision with each Party (regardless of the number of attendees from the Party at a given meeting) having only one (1) vote. If the Steering Committee is unable to reach unanimous agreement on the matters set forth in Sections 2.5.4(a) or 2.5.4(b) within [*] days prior to the rules set forth in Sections 2.5.4(a) or 2.5.4(b), as applicable, controlling the decision, then a Party may by written notice to the other Party escalate the relevant decision to a senior executive appointed by each of the Parties. If the senior executives of both Parties are unable to reach agreement on the relevant decision within such [*] day period, then (a) for matters set forth in Section 2.5.4(a), Section 3.4.2 will control, and (b) for matters set forth in Section 2.5.4(b), Section 3.5.6 will control.

3. Prices and Terms.

3.1 Initial Payment; Milestone Payments.

3.1.1 Distributor shall pay Company a non-refundable initial payment of Seven Hundred and Fifty Thousand Dollars ($750,000) (the “Initial Payment”), such payment to be made by the end of the month following the month in which the Effective Date falls and the Distributor receives an invoice for the Initial Payment.

3.1.2 Distributor shall pay Company a non-refundable milestone payment of Two Million Dollars ($2,000,000) (the “Milestone Payment 1”) by the end of the month following the month in which Company obtains the first Product Approval for the Product in the Territory, provides written notice thereof to Distributor and Distributor receives an invoice for Milestone Payment 1.

3.1.3 Distributor shall pay Company a second non-refundable (other than a potential true-up payment required by Section 3.1.7) milestone payment based on the Reimbursement Rate in accordance with the following formula (“Milestone Payment 2”): [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.

3.1.4 If the 1st Reimbursement Approval is not obtained by the Reimbursement Approval Deadline and Distributor makes the Distributor 1st MHLW Lead Election under Section 4.1.2, then Milestone Payment 2 shall be deemed fully earned and the Reimbursement Rate used in calculating Milestone Payment 2 shall be [*].

3.1.5 If Company obtains the 1st Reimbursement Approval by the Reimbursement Approval Deadline and the Reimbursement Rate is less than [*] and neither Party terminates this Agreement pursuant to Section 12.7.1, then Distributor shall pay Initial Milestone Payment 2 using the Reimbursement Rate in the 1st Reimbursement Approval. Milestone Payment 2 shall then be finally calculated as follows:

(a) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is less than [*] and Distributor makes the Distributor 2nd MHLW Lead Election under Section 4.1.4, then Milestone Payment 2 shall be calculated using [*] as the Reimbursement Rate.

(b) if the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is less than [*] and Distributor does not make the Distributor 2nd MHLW Lead Election under Section 4.1.4, then regardless of whether this Agreement is terminated pursuant to Section 12.8.1, Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

(c) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is at least [*], then Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

3.1.6 If the Company obtains the 1st Reimbursement Approval by the Reimbursement Approval Deadline and the Reimbursement Rate is at least [*], then Distributor shall pay Initial Milestone Payment 2 using the Reimbursement Rate in the 1st Reimbursement Approval. Milestone Payment 2 shall then be finally calculated as follows:

(a) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is less than [*] and either Party elects to terminate the Agreement pursuant to Section 12.7.2, then Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

(b) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is less than [*] and neither Party elects to terminate the Agreement pursuant to Section 12.7.2, then Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

(c) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is [*] and Distributor makes the Distributor 2nd MHLW Lead Election under Section 4.1.4, then Milestone Payment 2 shall be calculated using [*] as the Reimbursement Rate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

(d) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is less than [*] and Distributor does not make the Distributor 2nd MHLW Lead Election under Section 4.1.4 and the Agreement is terminated pursuant to Section 12.8.1, then Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

(e) If the Reimbursement Rate set in the 1st Reimbursement Revision Approval during the Company MHLW Lead Period is at least [*], then Milestone Payment 2 shall be calculated using the Reimbursement Rate set in the 1st Reimbursement Revision Approval.

3.1.7 Once Milestone Payment 2 is finally calculated pursuant to Sections 3.1.5 or 3.1.6, one of the Parties shall make a payment to the other as follows: (a) if Milestone Payment 2 (as finally calculated) is more than Initial Milestone Payment 2, Distributor shall pay Company an amount equal to the difference of Milestone Payment 2 (as finally calculated) minus Initial Milestone Payment 2; or (b) if Milestone Payment 2 (as finally calculated) is less than Initial Milestone Payment 2, Company shall refund Distributor an amount equal to the difference of Initial Milestone Payment 2 minus Milestone Payment 2 (as finally calculated).

3.1.8 Distributor shall pay Company Initial Milestone Payment 2 and Milestone Payment 2 in US Dollars at a fixed exchange rate of [*] to One Dollar ($1), by the end of the month following the month in which Distributor receives an invoice from Company setting forth a correct calculation of the amounts due to Company. For amounts that Company must refund to Distributor pursuant to Section 3.1.7, if any, Company shall provide Distributor with a credit in the amount of the refund and Distributor may apply such credit at its discretion against other amounts owed to Company pursuant to this Agreement. If the credit is not exhausted by the effective date of termination of this Agreement, Company shall pay the remaining balance of the credit in US Dollars by wire transfer in immediately available funds to such bank account as designated by Distributor no later than [*] after the date this Agreement terminates.

3.2 Delivery Lead Time; Order Forecasts.

3.2.1 Company will notify Distributor of the delivery date(s) for Products within [*] after receipt of Distributor’s purchase order placed pursuant to Sections 3.2.3 or 3.3.2; provided that such delivery date(s) will be no longer than [*] from the date of Distributor’s purchase order.

3.2.2 Distributor shall, on a monthly basis commencing on the [*] of the month following the month in which the Effective Date falls and thereafter within the initial [*] of each succeeding month, provide Company with Distributor’s good faith [*] forecast of Distributor’s monthly requirements for the Products, including the NeuroStar Starter Package (each, an “Order Forecast”). [*] Until Distributor issues a purchase order, Distributor may adjust the forecast [*] of any Order Forecast in succeeding Order Forecasts [*]. Distributor agrees to use commercially reasonable efforts to make each Order Forecast as accurate as possible.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.

3.2.3 Promptly after the Effective Date Company and Distributor shall discuss in good faith the initial quantity of Products other than the NeuroStar Starter Package that Distributor will purchase from Company and the timing of when Distributor will place its initial purchase order for such Products. Distributor will place its initial purchase order for such quantities of such Products and at such time as agreed by Company and Distributor.

3.3 Purchase Orders.

3.3.1 During the Term, Distributor shall order Products from Company by submitting monthly written purchase orders identifying: Products ordered by catalog number and quantity and requested delivery date(s); provided that: [*]; and (d) spare parts can only be ordered on a quarterly basis in quantities to replenish (or increase) Distributor’s normal inventory of spare parts (which normal inventory until the second anniversary of the date of Product Approval will be equal to or greater than Company’s recommended spare parts inventory level and thereafter will be determined by Distributor with reference to its experience servicing the Products in the Territory for the installed base of NeuroStar Starter Packages in the Territory), except that until the second anniversary of the date of Product Approval, if there is a stock out of a particular spare part or an unexpected need for a spare part not normally carried in inventory, Company will accept ad hoc purchase orders therefor. The NeuroStar Product cannot be ordered separate from a NeuroStar Starter Package.

3.3.2 At the same time that Distributor sends each Order Forecast to the Company (and in any event no later than the date by which Distributor must send the applicable Order Forecast to the Company), Distributor shall issue purchase orders to Company for the first [*] of requirements for each of the NeuroStar Starter Packages shown on such Order Forecast and, after issuing the initial purchase order pursuant to Section 3.2.3, for such other Products as Distributor desires to order. Company may elect to treat months one through four of each Order Forecast as binding purchase orders for NeuroStar Starter Packages if Distributor fails to issue the required purchase order on a timely basis.

3.3.3 An purchase orders for Products are subject to acceptance by Company; provided that Company must accept a purchase order if the order complies with this Agreement including the limitations and requirements of Sections 3.2 and 3.3.1. If Company rejects a purchase order that it is permitted to reject, Company shall notify Distributor within [*] after receiving the purchase order and state the reason(s) for rejecting the purchase order. If Company does not notify Distributor of the rejection of the purchase order and state the reason(s) for rejecting the purchase order within the [*], the purchase order shall be deemed accepted. If Company does not accept a purchase order for Products, in whole or part, that otherwise complies with this Agreement including the limitations and requirements of Sections 3.2 and 3.3.1, then Distributor shall receive a credit against its then-current Minimum Purchase Requirement for the amount of Products that Distributor would have paid Company if Company had accepted the rejected portion of such purchase order.

3.3.4 Purchase orders placed by Distributor and accepted by Company and the delivery of Products by Company pursuant to such purchase orders shall not be canceled or rescheduled unless mutually agreed upon by both Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.

3.3.5 If Company does not deliver NeuroStar Starter Packages or other Products by the dates set forth in purchase orders that Company has accepted pursuant to this Section 3.3, other than by (a) Distributor not providing all shipping information required by Company including approved carriers, departure port, vessel and sail date within forty (45) days prior to shipment or (b) damage, loss or other casualty while in transit from Company to the delivery point in the Territory, then, in addition to any other rights or remedies that Distributor may have, Company shall provide Distributor with a credit to be applied toward Distributor’s future purchase of Products for each day that delivery of the Products is delayed over fifteen (15) days from the delivery date that shall be calculated by multiplying the purchase price of the Products for which delivery is delayed times 6% and dividing the resulting amount by 360.

3.4 Minimum Purchase Requirement.

3.4.1 After the 1st Qualifying Approval is obtained and for the remainder of the Term, Distributor shall be required to purchase a minimum annual Dollar value of the Products from Company based on the sales forecasts for the Products in the Territory (“Minimum Purchase Requirement”) or pay Company the True-Up Payment (as set forth in Section 3.4.5) unless this Agreement is terminated as set forth in Section 12, in which case Distributor’s Minimum Purchase Requirement and True-Up Payment obligations shall be as set forth in Section 12, as applicable.

3.4.2 [*]

3.4.3 The Minimum Purchase Requirement for the Initial Period shall be [*]; provided, however, that all purchases of Products after the Product Approval shall count toward satisfying the Minimum Purchase Requirement for the Initial Period.

3.4.4 For each [*], the Minimum Purchase Requirement will be adjusted in accordance with the following:

(a) [*];

(b) [*];

(c) [*];

(d) [*]; and

(e) The Minimum Purchase Requirement for [*] shall not be more than [*].

3.4.5 Distributor shall satisfy its Minimum Purchase Requirement obligations for [*] by either: (a) purchasing the Dollar value of Products from Company equal to the Minimum Purchase Requirement; or (b) paying Company an amount equal to [*] (each, a “True-Up Payment”). Distributor shall pay Company each True-Up Payment within [*] and receipt of an invoice from Company. If Distributor satisfies its Minimum Purchase Requirement obligations for any period under clause (b) Distributor shall also have the option to terminate this Agreement on [*] prior written notice to Company and [*]. For the avoidance of doubt, payment of a True-Up Payment shall not be considered as achieving [*] for purposes of calculating Minimum Purchase Requirement [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.

3.5 Transfer Prices.

3.5.1 The initial transfer price for each NeuroStar Starter Package shall be [*] (the “Initial Transfer Price”) [*] (the “Fixed Transfer Price Period”).

3.5.2 [*]

3.5.3 [*]

3.5.4 Distributor must separately order NeuroStar Treatment Packs as needed from Company.

3.5.5 The transfer price for orders of NSTS placed after the date of the Reimbursement Approval will be determined as set forth in Schedule J for the Fixed Transfer Price Period; provided, however, that if during the Fixed Transfer Price Period the Reimbursement Rate changes, then the NSTS transfer price for orders placed after the Reimbursement Rate change will be determined in accordance with Schedule J based on the new Reimbursement Rate.

3.5.6 The transfer price for orders of all Products set forth on Schedule O but not set pursuant to Sections 3.5.1 through 3.5.5 will be as set forth on Schedule O and fixed for the Fixed Transfer Price Period.

3.5.7 [*] prior to the end of the Fixed Transfer Price Period, Company and Distributor shall, through the Steering Committee, meet to discuss in good faith changes to the transfer prices for the NeuroStar Starter Package and all other Products based on all relevant factors. All new transfer prices for such Products agreed to by Company and Distributor shall apply for a period of [*]. [*] the Steering Committee shall meet and discuss in good faith changes to such transfer prices based on the factors set forth in the preceding sentence. If the Steering Committee and the escalation process does not result in mutually agreed revised transfer prices as contemplated by this Section by [*] prior to the end of the Fixed Transfer Price Period or then-current [*], then the transfer prices shall be increased by [*].

3.5.8 Company shall notify Distributor when Company commences development of a Product that incorporates major improvements in functionality over the then-current version of the Product and provide periodic status reports regarding the development of such Product to Distributor. Prior to any sale of any Product in the Territory that incorporates major improvements in functionality over the then current version of the Product, the Parties shall meet and discuss in good faith an adjustment to the transfer price for such Product.

3.6 Resale Pricing. Distributor shall be free to establish its own resale pricing for Products that it distributes in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

18.

3.7 Shipping and Delivery Terms.

3.7.1 Company shall ship all Products ordered by Distributor pursuant to this Agreement DDP (Incoterms 2010) cleared through customs to Distributor’s or the Technical Support Company’s facility in Japan as notified by Distributor to Company in writing; provided that the following exceptions to DDP shall apply: (a) Company will use the carrier or carriers approved by Distributor unless such carrier(s) indicate(s) that they cannot deliver the Products at least [*] prior to the applicable delivery date in which case Company may use an appropriate alternative carrier that is able to timely deliver the Products; (b) Distributor will reimburse Company for the cost of shipping from Company’s warehouse to the point of delivery in the Territory, associated freight insurance and import duties and tariffs, which amounts Company will invoice to Distributor on a pass-through basis within [*] after the end of each month and accompanied by copies of invoices or receipts that reasonably document the costs of shipping, insurance and import duties and tariffs for which Company is seeking reimbursement from Distributor; and (c) Company’s liability to Distributor for damage, loss or other casualty to Products for the period from the shipment from Company’s warehouse to the delivery point in the Territory will be exclusively limited to prompt re-supply of the same number of Products so damaged, lost or subject to casualty. Company will package each such shipment in accordance with standard practices acceptable to mode of shipment chosen by Distributor unless Company is permitted pursuant to clause (a) of this Section 3.7.1 to use a different mode of shipping.

3.7.2 If there is any shortage in the quantity of Products delivered by Company and Distributor notifies Company within [*] after delivery, Company shall promptly deliver replacement Products in accordance with the terms of this Agreement at Company’s expense to make up such shortfall.

3.8 Payment. Unless otherwise specified in this Agreement and unless subject to a bona fide dispute, Distributor shall pay all amounts due and payable under this Agreement by the end of the month following the month in which the Products have been delivered in accordance with this Agreement and Distributor receives an invoice for such Products. Company reserves the right to withhold shipments of Products or to require payment in full prior to shipment of Products in the event any amounts due Company by Distributor are past due unless such amounts are subject to a bona fide dispute. All such amounts, and any other payment due pursuant to the terms of this Agreement, shall be paid by wire transfer in United States Dollars to the bank listed below (or such other wire transfer instructions or bank as Company may specify in writing from time to time) or by other means specified in writing and mutually agreed by both Parties to:

Pay to:	[*]

Routing and transit no.:	[*]
SWIFT Code:	[*]
For credit of:	[*]
Final credit account no.:	[*]
By order of:	(Sender’s name)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19.

All costs incurred in connection with any such wire transfer shall be the responsibility of Distributor. Amounts due under this Agreement shall be considered paid as of the day such funds are received by the aforementioned bank.

3.9 Late Payments. In addition to the other rights of Company under this Agreement, all amounts due and owing to Company under this Agreement, but not paid by Distributor on the due date thereof (excluding amounts subject to a bona fide dispute), shall bear interest (in U.S. Dollars) at the lower of the of [*] per annum or the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

3.10 Return of Products. Distributor and Company shall follow the procedures set forth in Schedule F with respect to allegedly Defective Products.

3.11 Governing Document. This Agreement, together with its Schedules, shall supersede any additional, conflicting or supplemental terms used by Company or Distributor in the ordering, shipment and receiving of Products, including without limitation, any purchase orders or order acknowledgements other than ministerial items such as shipping address, delivery date and quantities.

3.12 [*]

4. Regulatory Approvals; Distributor Approvals; Interactions with Regulatory Authorities.

4.1 Regulatory Approvals.

4.1.1 Company shall use commercially reasonable efforts to obtain and shall thereafter maintain all Regulatory Approvals including, in connection with the first Regulatory Approval, a use results survey period (exclusivity) of [*] and shall provide all information required to be submitted to the Regulatory Authorities or which the Regulatory Authorities request in connection with the Iryoukiki no Seizo Hanbai Go no Chousa oyobi Shiken no Jisshi no Kijun ni kansuru Shourei (Ministerial Ordinance on Standards for Post Market Surveillance and Testing of Medical Equipment); provided that Company shall not be required to (a) undertake any clinical trial in order to obtain the Regulatory Approvals including post-marketing studies required by MHLW as a condition to granting any of the Regulatory Approvals unless Distributor agrees to fully fund such post-marketing studies or (b) make changes to the form, fit or function of any of the Products, except as set forth in Section 6.1. Distributor shall reasonably cooperate with Company’s efforts to secure the Regulatory Approvals.

4.1.2 [*]

4.1.3 [*]

4.1.4 [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

20.

4.2 Distributor Approvals. Distributor shall use commercially reasonable efforts to obtain and thereafter maintain all approvals, permits and licenses not within the definition of Regulatory Approvals required for import, marketing and sale of the Products in accordance with the Product Approval including a medical device retail and leasing license for the Product in the Territory (collectively, the “Distributor Approvals”).

4.3 Initial Designation of DMAH and Replacement. Company’s Agent shall be the initial Designated Marketing Authorization Holder in the Territory. If Company is unable to be hold any of the Regulatory Approvals or Company’s Agent is unable to be the Designated Marketing Authorization Holder in Japan or is unable to supply Distributor with Products as set forth in Section 6.3, Distributor shall have the right to become the MAH instead of Company and/or Company’s Agent for purposes of allowing Distributor to continue to market and sell Products in the Territory for business continuity purposes. In such event, Company shall cooperate with Distributor to effect such changes.

4.4 Interactions with Regulatory Authorities.

4.4.1 Subject to Distributor’s rights set forth in Sections 4.1 and 4.3, Company is responsible for all interactions with regulatory authorities in the Territory (including MHLW) which are conducted through the DMAH. Distributor shall reasonably assist Company in any regulatory request or action by providing customer or product information that is requested by regulatory authorities worldwide from Company or the DMAH and support any regulatory actions required in the Territory. Notwithstanding the foregoing, Distributor will lead all interactions with the MHLW concerning reimbursement during the Distributor 1st MHLW Lead Period and the Distributor 2nd MHLW Lead Period and Company shall reasonably assist Distributor.

4.4.2 Company and the DMAH are responsible for medical device reporting for complaints and/or adverse event reports, conducting such reporting to regulatory agencies in the Territory in compliance with applicable regulatory timelines and regulations, and for reporting complaints and/or adverse event reports to any other jurisdiction including, but not limited, to the United States. Company is also responsible for working with the DMAH on any issues that arise in clearing the Products through customs in the Territory. For the avoidance of doubt, Distributor shall have no such responsibility.

5. Distributor’s Duties.

5.1 Distributor’s Efforts. Upon Company’s receipt of the Regulatory Approvals, Distributor shall use its commercially reasonable efforts to diligently promote the sale of Products in the Territory, in compliance with Applicable Law. Distributor shall do nothing to detract from the good name of Company or the reputation of Products. Without limiting the generality of the foregoing, Distributor shall have the following obligations with respect to the advertising, promotion, marketing, distribution and sale of Products:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

21.

5.1.1 To undertake its marketing, promotional, distributional and selling activities for the Products in the Territory at its own risk and expense using a field sales force as soon as reasonably commercially practical after receipt of the Regulatory Approvals;

5.1.2 To install and maintain all Products sold to Distributor and its Affiliates in the Territory;

5.1.3 To negotiate in good faith the terms of a memorandum of good vigilance practice with the DMAH and to comply with the terms of that memorandum once agreed to;

5.1.4 To use commercially reasonable efforts to advertise and promote Products diligently in the Territory, in compliance with Applicable Laws as soon as commercially reasonable after receipt of the Regulatory Approvals;

5.1.5 To attend and assist at trade shows, physician meetings and other professional gatherings in the Territory, to the extent Distributor deems it appropriate to promote the sale of Products as soon as reasonably practical after receipt of the Regulatory Approvals. From time to time, Company may make specific reasonable requests of Distributor to attend or assist in international trade shows, physician meetings and other professional gatherings outside the Territory;

5.1.6 To maintain an adequate inventory of Products and spare parts to support the installed base of Products in the Territory;

5.1.7 To work according to, and perform its responsibilities under, the Distributor Quality Plan;

5.1.8 To follow-up on sales leads from potential customers in the Territory referred to Distributor by Company;

5.1.9 Provide Company prior to the commencement of each Fiscal Year: (a) an annual financial forecast in the Territory that includes Distributor’s assumptions for the Territory; and (b) Distributor’s annual marketing plan that includes information concerning Competitive Product that Distributor is then aware of, trade shows and workshops to be held in the Territory, advertising and promotion for the Product in the Territory and product and marketing needs in the Territory; and

5.1.10 Within [*] after the end of each calendar quarter, provide Company with a report describing performance against the then-current sales forecast (i.e. Initial Sales Forecast or then-current New Sales Forecast) and marketing plan and a brief summary of the reasons for positive and negative variances from such sales forecast and plan with the format of such report being substantially in the form of Schedule G. The provision of such information to Company does not, in and of itself, provide Company with a right to terminate this Agreement that is independent from and/or in addition to Company’s express termination rights under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

22.

5.2 Clinical Studies.

5.2.1 Except as set forth in Section 5.2.2, Distributor shall not conduct or otherwise support any study of the Products in the Territory without the prior written consent of Company.

5.2.2 Distributor shall solely fund all post-marketing clinical studies in the Territory subsequently agreed to by Distributor and Company in writing but excluding all post-marketing studies in the Territory required by the MHLW in connection with obtaining the Regulatory Approvals. Distributor’s obligations under this Section 5.2.2 shall be limited to the direct expenses of clinical studies incurred by Company after the Effective Date and Distributor shall have no obligation with respect to any costs and expenses incurred prior to the Effective Date.

5.2.3 Distributor shall reasonably cooperate with Company concerning the implementation of clinical studies of the Products in the Territory described in Section 5.2.2 for the Major Depressive Disorder indications referred to therein.

5.3 TrakStar Computer. Distributor shall be responsible for obtaining and supplying to each purchaser of the NeuroStar Product a TrakStar Computer that is dedicated to use with the NeuroStar Product. Distributor may charge the customer whatever price it determines for the TrakStar Computer and, as between Distributor and Company, shall be solely responsible for all warranties and service with respect to the TrakStar Computer.

5.4 Company Audit Rights. Distributor shall ensure that an independent third party selected by Company and reasonably acceptable to Distributor and the Regulatory Authorities, to the extent permitted by Applicable Law, may, during regular business hours, after entering into a confidentiality agreement reasonably acceptable to Distributor and upon reasonable advance written notice, not more than once annually, (a) examine and inspect Distributor’s facilities or, subject to any third party confidentiality restrictions and other obligations, the facilities of any Affiliate or Sales Representatives involved in the promotion or sales of the Products in the Territory, and (b) subject to Applicable Law and any third party confidentiality restrictions and other obligations, inspect all data, documentation and work product relating to the activities performed by Distributor and Distributor’s Affiliates and Sales Representatives engaged in the promotion and sales of Products in the Territory solely for the purposes of determining Distributor’s compliance with the terms of this Agreement. If an audit discloses that Distributor is not in material compliance with the terms of this Agreement, then notwithstanding the previous sentence Company shall have the right to conduct a follow-up audit during the same year or thereafter to confirm that the deficiencies discovered during the initial audit have been corrected by Distributor and Distributor is in material compliance with the terms of this Agreement. This right of Company to audit and inspect the data and documentation of Distributor and Distributor’s Affiliates and Sales Representatives involved in the promotion and sales of the Products in the Territory may be exercised at any time during the Term upon reasonable notice (subject to each Party’s record retention policies then in effect), or such longer period as shall be required by Applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

23.

5.5 Payments to Government Officials.

5.5.1 Distributor shall not directly or indirectly, for the purpose of obtaining approval, promoting, selling or distributing Products, offer, pay, or promise to pay, or provide any money, service, gift, or thing of value to any official, agent, employee or representative of a government or government agency such as a public hospital (hereafter collectively “Government Official”), and shall otherwise comply with the laws and regulations then in effect, if any, governing interactions with Government Officials, including but not limited to, the U.S. Foreign Corrupt Practices Act to the extent applicable to Distributor (hereafter, the “Anti-Corruption Laws”). Distributor further makes the following representations and warranties as of the Effective Date and covenants in connection with its activities related to this Agreement:

(a) Distributor and its Affiliates are solely responsible for complying, have to its best knowledge complied, and shall comply, with the Anti-Corruption Laws in connection with performing the obligations of Distributor set forth in this Agreement and have to the best of its and their knowledge not taken and shall not take or fail to take any action, which act or failure would subject Company to liability under Anti-Corruption Laws in connection with performing the obligations of Distributor set forth in this Agreement; and

(b) Neither Distributor nor any of its Affiliates has, to its or their best knowledge, offered, paid, given or loaned or promised to pay, give or loan, or will not offer, pay, give or loan or promise to pay, give or loan, directly or indirectly, money or any other thing of value to or for the benefit of any Government Official in connection with performing the obligations of Distributor set forth in this Agreement, for the purposes of corruptly: (i) influencing any act or decision of such Government Official in his official capacity; (ii) inducing such Government Official to do or omit to do any act in violation of his lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to use his influence with a government entity to affect or influence any act or decision of that Government Official, in each instance to direct business to Distributor or Company.

5.5.2 Distributor shall assist and cooperate fully with the efforts of Company to comply with the Anti-Corruption Laws. In particular, Distributor shall keep accurate books and records and Distributor shall immediately notify Company of any information that bribes or other improper payments are being requested, made or offered by Distributor or its Affiliates in connection with this Agreement. Upon request of Company, with Distributor’s prior written consent and to the extent applicable to Distributor, Distributor shall make those records which are necessary for Company to verify Distributor’s compliance with the Anti-Corruption Laws relating to this Agreement available to an auditor selected by Company. If such auditor notices any failure by Distributor to comply with the Anti-Corruption Laws, Distributor agrees that the auditor may disclose information relating to such Distributor’s failure to Company and, to the extent required by a legal demand by a competent court of law or government body, to third parties.

5.5.3 Distributor shall truthfully and accurately complete the distributor qualification form and anti-bribery certification which are attached to Schedule H and deliver such documents to Company promptly after the Effective Date and dated the Effective Date. On

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

24.

each anniversary of the Effective Date during the Term, or the next succeeding business day if any anniversary is not a business day, Distributor shall deliver to Company an updated anti-bribery certification using Company’s form of anti-bribery certification then required by Company’s anti-bribery and anti-corruption policy (currently document number 14-00023-001, Rev. A).

5.5.4 In no event shall Company be obligated to Distributor under or in connection with this Agreement to act or refrain from acting if Company believes that such act or omission would cause Company to be in violation of the Anti-Corruption Laws. In no event shall Company be liable to Distributor for any act or omission which Company believes is necessary to comply with the Applicable Law. In no event shall Distributor be obligated to Company under or in connection with this Agreement to act or refrain from acting if Distributor believes that such act or omission would cause Distributor to be in violation of the Anti-Corruption Laws. In no event shall Distributor be liable to Company for any act or omission which Distributor believes is necessary to comply with Applicable Law.

5.5.5 If Distributor or any of its Affiliates breaches any of the representations, warranties or covenants in this Section 5.5, and each of which is deemed to be material and continuously made throughout the Term, then, in addition to any other rights Company may have under this Agreement:

(a) Company may declare a forfeit of any unpaid amounts owing to Distributor and shall be entitled to repayment of any amounts paid or credited to Distributor, in each case, which are prohibited by the Anti-Corruption Laws; and

(b) Company may immediately terminate this Agreement upon written notice to Distributor.

5.6 Compliance with Code of Conduct for Interactions with Healthcare Providers. Distributor agrees to comply with the Japan Federation of Medical Devices Associations’: (a) Code of Ethics, as amended from time to time; and (b) Promotion Code of the Medical Devices Industry, as amended from time to time ((a) and (b), together, the “Code”), and to ensure that all marketing and sales interactions with customers will be conducted in compliance with the Code.

5.7 Sales and Clinical Training. Distributor shall be responsible for training its personnel who promote Products so that they are knowledgeable about Products and can represent Products in accordance with the terms of this Agreement and in compliance with Applicable Law. Company shall provide initial training to Distributor’s personnel at Company’s cost and expense as set forth in Schedule C. Distributor may, at its discretion, have Company provide additional training to its personnel at Distributor’s cost and expense as set forth in Schedule C.

5.8 Attendance at Meetings. At Company’s request, Distributor shall, at its own expense, have a representative(s) attend a sales meeting sponsored by Company at least once each year during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

25.

5.9 Technical Support. Distributor shall be responsible for training its personnel who provide technical services for the Products in the Territory or arrange to train personnel of Distributor’s Technical Support Company who will provide technical services for the Products in the Territory. In the Territory, Distributor shall itself or through its Technical Support Company maintain service personnel qualified to provide repair service and technical support for Products during its normal business hours.

5.10 [*]

6. Company’s Duties.

6.1 [*]

6.2 Supply of Products. Subject to the terms and conditions of this Agreement, Company shall manufacture and supply Distributor’s requirements of the Products that fully meet the Specifications and in full compliance with Applicable Law; provided that following the receipt of the 1St Reimbursement Approval and Company making NSTS available in the Territory, Company may discontinue SenStar Treatment Link.

6.3 Company Inability to Supply Products. If Company receives a written notice alleging Company’s material breach of or default under any loan or debt financing agreement (the “Default Notice”) and Distributor reasonably determines that such breach or default will result in Company not being able to supply Distributor with an amount of Product to satisfy the then-current New Sales Forecast or, if for any reason, Company is unable to supply Distributor with Products meeting at least [*], then, in addition to any other remedies available to Distributor at law or in equity or otherwise pursuant to this Agreement, (a) Distributor may order directly from Company’s contract manufacturers quantities of Products sufficient to satisfy Distributor’s forecasts that Distributor continues to provide to Company in accordance with Section 3.2 as well as all Products which Company was unable to manufacture and sell to Distributor and (b) all Products that Distributor orders from Company’s contract manufacturers and all Products that Company was unable to supply and are not supplied by Company’s contract manufacturers shall count toward satisfying Distributor’s Minimum Purchase Requirement at the prices set forth in this Agreement. As soon as Company is able to demonstrate, to Distributor’s reasonable satisfaction, that Company may resume supply in a manner that complies with this Agreement, Distributor will no longer have the right to place orders for the Products with Company’s contract manufacturers. Further, until the earlier of a Change of Control of Company or Company’s securities being publicly listed on a securities exchange, Company shall provide quarterly financial statements to Distributor and immediately notify Distributor of Company’s receipt of a notice alleging Company’s material breach of or default under any loan or debt financing agreement.

6.4 Technical and Promotional Materials. Company shall furnish Distributor with Company’s technical, clinical and safety information as reasonably required by Distributor to evaluate, market, promote, distribute and sell Products in the Territory. Without limiting the generality of the foregoing, Company shall provide Distributor with one (1) copy of all Documentation electronically within [*] after the Effective Date if available as of the Effective Date or [*] after finalization by Company if not available as of the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.

6.5 Promotional Materials. Company shall furnish Distributor with Company’s brochures and other marketing materials, which Distributor may use to prepare its own advertising and promotional materials for use in the Territory.

6.6 Marketing Support. Company shall provide commercially reasonable support to Distributor in connection with Distributor’s marketing, promotion and distribution of the Products in the Territory.

6.7 Product Changes. If Company desires to change (i) the form, fit or function or (ii) any part, process or manufacturer, which change will require the approval of any of the Regulatory Authorities or would be expected to have a material impact on quality control processes or the quality of the Products, then Company shall provide Distributor with [*] prior written notice and shall obtain all Regulatory Approvals necessary to allow Distributor to import, market, promote, distribute and sell such changed Product in the Territory as a medical device for the treatment of Major Depressive Disorder indications that are substantially similar to the Major Depressive Disorder indications for which the Product is then approved in the Territory. Company shall not discontinue any Product unless (a) Company provides Distributor with at least six (6) months prior written notice of the discontinuance, (b) Company introduces a new Product for use in the Territory that retains reasonably comparable or better functionality as the discontinued Product and (c) ensures that repair service and compatible service parts and components necessary for after-sales service of the discontinued Products remain available until the earlier of the date that is: (i) [*] after Company discontinues any Product; or (ii) the end of the Term.

6.8 Recall. Company and the DMAH have sole authority to issue a recall or require corrective action with respect to Products in the Territory (collectively, the “Recall”) including those required by Applicable Law or a regulatory authority in the Territory. In the case of any Recall, Company and DMAH shall be responsible to plan and lead the Recall with input from the Distributor, and Distributor shall be responsible for executing the plan within the Territory including communications with customers, performing all field activities in the Territory and, if necessary, the physical return of the Product from the Territory. The Parties shall fully cooperate with each other concerning any Recall. Except to the extent that the Recall is caused by Distributor’s negligence (such improper installation or service of the Products) or breach of this Agreement, Company shall provide Distributor with replacement Products free of charge and shall reimburse Distributor for its out-of-pocket expenses and technical service labor at Distributor’s then-current list price for labor. If the Recall is caused by Distributor’s negligence or Distributor’s material breach of this Agreement, Distributor shall be responsible for the cost of replacement Products and all its expenses incurred in the Recall.

6.9 Safety Information. Company shall provide to Distributor copies of any correspondence it provides to MHLW or other regulatory authority in the Territory concerning safety issues with respect to the Products (whether experienced inside or outside the Territory) promptly after sending such correspondence to MHLW or the applicable regulatory authority.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27.

6.10 Technical Training. Company shall provide initial technical support training to Distributor’s personnel as set forth in Schedule C at Company’s expense. Distributor may require Company to provide additional technical training to Distributor personnel to be held at a location or locations to be determined by Distributor and at Distributor’s expense as set forth in Schedule C.

6.11 Technical Support. Company shall provide technical support in accordance with Schedule K.

6.12 Distributor Audit Rights. Company shall ensure that an independent third party selected by Distributor and reasonably acceptable to Company and any Regulatory Authorities, to the extent permitted by Applicable Law, may, during regular business hours, after entering into a confidentiality agreement reasonably acceptable to Company and upon reasonable advance written notice, not more than once annually, (i) examine and inspect Company’s facilities or, subject to any third party confidentiality restrictions and other obligations, the facilities of any subcontractor and the facilities of the DMAH and Company’s Agent, and (ii) subject to Applicable Law and any third party confidentiality restrictions and other obligations, inspect all data, documentation and work product relating to the activities performed by Company, its subcontractors, DMAH and Company’s Agent, including relating to the Products and their manufacture, solely for the purposes of determining Company’s compliance with the terms of this Agreement. This right of Distributor to audit and inspect the data, documentation, and work product of the Company, its subcontractors, the DMAH and Company Agent may be exercised at any time during the Term upon reasonable notice (subject to each Party’s record retention policies then in effect), or such longer period as shall be required by Applicable Law.

7. Intellectual Property.

7.1 Company’s Registration of Trademarks. Promptly after the Effective Date, the Company shall register the English language Company Trademarks not yet registered in the Territory and the katakana Company Trademarks in the Territory and, once obtained, maintain the registration of such Company Trademarks in the Territory during the Term.

7.2 Distributor’s Use of Company Trademarks.

7.2.1 Company hereby grants to Distributor an exclusive (except for those to whom Company may sell Products in the Territory as set forth in Section 2.1), royalty-free, non-transferable, license to use the Company Trademarks during the Term to import, market, promote, distribute and sell the Products in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel in the Territory, with the rights to grant sublicenses to Distributor’s Affiliates, Sales Representatives, subdistributors and customers.

7.2.2 Distributor shall brand the Products with the Company Trademarks at no cost to Distributor; provided that Distributor shall also have the right to co-brand the Products with Distributor’s trademarks approved by Company (“Distributor Trademarks”), such approval not to be unreasonably withheld. The ownership of Distributor Trademarks used to co-brand the Products shall remain with Distributor, and Company shall have no rights with respect to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

28.

Distributor Trademarks, except for a limited royalty-free license to use after termination of this Agreement by either Party any Distributor Trademarks that Distributor develops and uses solely in connection with the promotion and distribution of the Products in the Territory.

7.2.3 Distributor shall use Company Trademarks in accordance with Company’s trademark usage guidelines, a draft of which Company has provided to Distributor prior to the Effective Date and which Company may update and finalize prior to Distributor promoting sales of Products in the Territory. Company may update such guidelines from time to time on at least [*] prior written notice; provided that Distributor will not be required to destroy marketing collateral based on the guidelines previously in effect and already produced or under a non-cancelable contract or a contract cancelable only with a penalty or other payment obligation for production as of the date of such notice. Company shall retain all right, title and interest in and to all Company Trademarks and all usage of the Company Trademarks by Distributor shall inure to the benefit of Company, except to the extent related to the Distributor Trademarks. Distributor shall take no steps to register any Company Trademarks or any other mark confusingly similar to any of the Company Trademarks, and upon the Transition Effective Date, Distributor shall not initiate any new use of the Company Trademarks. Distributor shall not use Company Trademarks in any manner that is disparaging or that otherwise portrays Company or Products in a negative light. Company shall not apply to register the Distributor Trademarks or any trademarks that combine Distributor Trademarks and Company Trademarks in any jurisdiction.

7.3 Software.

7.3.1 Company hereby grants to Distributor a limited, non-exclusive, non-transferable, royalty-free and non-sublicensable right (except to the Technical Support Company and to customers as set forth in this Section 7.3.1) and license to: (a) use the Software to demonstrate, maintain and support the Products; and (b) supply licensed copies of the Software and grant sublicenses to use the Software to purchasers of the NeuroStar Products in the Territory solely for use with the Products or a TrakStar Computer (the “Limited License”). For the avoidance of doubt, the Limited License will remain in effect after expiration or termination of this Agreement solely to allow Distributor’s customers to continue using Products purchased prior to expiration or termination of the Agreement. Distributor obtains no right, title or interest in or to the Software, except for the Limited License granted pursuant hereto, and Company and its licensors reserve all rights not expressly granted.

7.3.2 Distributor or the Technical Support Company shall be responsible for loading the TrakStar Software onto the TrakStar Computer and for loading all new versions, releases updates and bug fixes to the Software released after the applicable Product is placed into inventory at Company’s warehouse. Company shall supply to Distributor or the Technical Support Company, as directed by Distributor, all new versions, releases, updates and bug fixes to the Software in such format as to enable the Distributor or Technical Support Company to install such new version, release, update or bug fix in the Products purchased by Distributor’s customers in the Territory and the TrackStar Computer, as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

29.

7.3.3 Except as set forth in this Section 7.3, Distributor may not loan, rent, lease, license or otherwise transfer to any other person, or host on behalf of any other person, the Software, and may not copy, modify, remove, disintegrate, create derivative works from or tamper with the Software.

7.3.4 Distributor shall require all purchasers of the NeuroStar Product in the Territory to enter in an agreement of sale that contains at least the terms attached to Schedule I for which Distributor may prepare a Japanese version that is revised so as to be enforceable in accordance with the laws of the Territory and in accordance with local custom and practice (the “Minimum Terms and Conditions of Sale”). Company may update the Minimum Terms and Conditions of Sale from time to time on at least [*] prior written notice to Distributor. Company shall consider in good faith any comments that Distributor may have regarding any updates to the Minimum Terms and Conditions of Sale. Distributor shall update its terms and conditions of sale for the NeuroStar Product as promptly as possible after expiration of such [*] so as to be consistent with the updated Minimum Terms and Conditions of Sale, enforceable in accordance with the laws of the Territory and in accordance with local custom and practice and ensure that all new customers for the Products after the completion of the notice period (that is, customers who have not previously purchased Products from Distributor and who are not purchasing through a purchasing cooperative or other entity that already has a contract with Distributor for the purchase of Products) enter into an agreement of sale that includes at least the updated Minimum Terms and Conditions of Sale as modified to be in accordance with the laws of the Territory and in accordance with local custom and practice.

7.3.5 Except as expressly permitted under Applicable Law, Distributor may not decompile, reverse engineer or disassemble the Software and may not disintegrate the Redistributable Code from the Software.

7.4 Documentation. Distributor may copy and distribute the Documentation as necessary to maintain, support and service the Products; provided that it shall maintain all Company Trademarks and copyright notices thereon. Company hereby grants to Distributor a limited, royalty-free, non-exclusive, non-transferable, and non-sublicensable right and license (except to the Technical Support Company) to: (a) copy, use and distribute the Documentation to demonstrate, maintain, support and service the Products; and (b) create Japanese versions of the Documentation and copy, use and distribute such translated versions of the Documentation to demonstrate, maintain, support and service the Products and supply such Documentation to the Technical Support Company and purchasers of the Product in the Territory. Distributor obtains no right, title or interest in or to the Documentation, except as expressly set forth in this Section 7.4, and Company reserves all rights not expressly granted.

7.5 Marketing Materials. Company may from time to time provide Distributor with certain materials such as, but not limited to: demonstration Products, models, advertising materials, booklets and brochures, reprints of technical articles and marketing plans (the “Marketing Materials”). The Marketing Materials shall remain the sole property of Company and any such Marketing Materials remaining in the possession of Distributor shall be promptly destroyed, at Distributor’s expense, upon request any time after the expiration of this Agreement; provided that Distributor may continue to use the Marketing Materials and will not be required to destroy the Marketing Materials until Distributor’s rights under Section 13.2 expire. Distributor shall also have the right to cross link to Company’s website and to use Company Trademarks on its website to promote and sell the Products in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

30.

7.6 Intellectual Property Rights. Except as set forth in this Section 7, Distributor shall have no rights to any intellectual property rights of Company.

8. Confidential Information.

8.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

8.1.1 were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

8.1.2 were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

8.1.3 became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

8.1.4 were disclosed to a Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or

8.1.5 were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

8.2 Confidentiality Obligations. Each of Distributor and Company shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of its obligations or the exercise of its rights pursuant to this Agreement or disclose the same to any other person other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who have a need to know such Confidential Information to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

31.

implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a third party, by means of a written agreement with such third party having terms at least as protective as those contained in this Section 8) that all such directors, managers, employees, independent contractors, agents, consultants or sublicensees comply with such obligations. Upon expiration or termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents, consultants or sublicensees, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Section 8. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to causing such employees to comply with this Section 8.

8.3 Permitted Disclosure and Use. Notwithstanding Section 8.2 either Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement, (b) comply with Applicable Law or (c) to the extent such disclosure is reasonably necessary to obtain or maintain regulatory approval of a Product, to the extent such disclosure is made to a Governmental Authority. If a Receiving Party deems it necessary to disclose Confidential Information of the Disclosing Party pursuant to this Section 8.3, the Receiving Party shall give reasonable advance written notice of such disclosure to the Disclosing Party to permit the Disclosing Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy. Notwithstanding Section 8.2, Distributor may also disclose Confidential Information belonging to Company related to Product (i) to third parties in connection with the promotion, marketing and sales of Products in the Territory and (ii) to potential subdistributors and potential Sales Representatives (provided that such third parties in clauses (i) and (ii) are bound by written agreements having terms at least as protective as those contained in this Section 8 with respect to keeping such Confidential Information confidential). The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

8.4 Notification. In the event that a Receiving Party becomes aware that a third party recipient of Confidential Information has breached its confidentiality obligations, then the Receiving Party shall promptly inform the Disclosing Party of such event, and the Parties will cooperate in their investigation of such occurrence and enforcement of the provisions of the relevant confidentiality agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

32.

8.5 Publicity; Filing of this Agreement. Each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise publicly disclose the provisions of this Agreement to any third party, except for: (a) disclosures required any national securities exchange and any other disclosures made pursuant to any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the nondisclosing Party with at least [*] notice unless otherwise not practicable, but in any event no later than the time the disclosure required by the regulations of the applicable national securities exchange or listing agreement is made, and (b) disclosures as may be required by Applicable Law, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure and cooperate with the nondisclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of Company for a filing with the Securities and Exchange Commission; and (c) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 8.5 any information that was previously publicly disclosed pursuant to this Section 8.5.

8.6 Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld.

8.7 No Implied Licenses. All right, title and interest in and to the Disclosing Party’s Confidential Information, including, without limitation, any intellectual property rights related thereto, shall remain with the Disclosing Party, subject to the limited licenses or rights to use granted to the Receiving Party in this Agreement. Except as otherwise provided in this Agreement, neither this Agreement, nor the cooperation of the Parties during the Term, shall be deemed to grant to the Receiving Party any right or licenses, express or implied, under any patents or patent applications, or to use or practice any know-how, technology or inventions, owned or controlled by Disclosing Party. Nothing in this Agreement shall be construed to prevent the Disclosing Party from exploiting the Disclosing Party’s Confidential Information and all patent and other intellectual property rights therein and appurtenant thereto in any manner for any purpose.

8.8 Survival. The obligations and prohibitions contained in this Section 8 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of [*].

9. Representations and Warranties.

9.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows, as of the Effective Date:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

33.

9.1.1 Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing (only in the case of Company) under the laws of the jurisdiction in which it is incorporated and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

9.1.2 Authority and Binding Agreement. (a) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

9.1.3 No Conflicts. The execution, delivery and performance of this Agreement in accordance with its terms by it does not (a) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound or (b) violate any Applicable Law.

9.1.4 All Consents and Approvals Obtained. Except with respect to the Regulatory Approvals and Distributor Approvals, (a) all necessary consents, approvals and authorizations of, and (b) all notices to, and filings with all Governmental Authorities and third parties required to be obtained or provided by such Party in connection with the execution, delivery and performance of this Agreement have been obtained.

9.2 Additional Representations, Warranties and Covenants of Company. Company hereby represents, warrants and covenants to Distributor that:

9.2.1 To the knowledge of Company, the design, manufacture, marketing, sale, offer for sale, importation and use of the Products, Software and the System as of the Effective Date for treatment of Major Depressive Disorder do not infringe or misappropriate the intellectual property rights of any third party.

9.2.2 No claim has been made to Company in writing which alleges that the design, manufacture, marketing, sale, offer for sale, importation or use of the Products, Software or the System for treatment of Major Depressive Disorder infringes or misappropriates the intellectual property rights of a third party.

9.2.3 Except with respect to the Redistributable Code, Company is the sole legal and beneficial owner of all Software and intellectual property rights related thereto, free and clear of any liens or other encumbrances.

9.2.4 Company’s agreements with all third parties for the Redistributable Code are in full force and effect, are enforceable in accordance with their terms by Company and, to Company’s knowledge, the third parties thereto and such agreements will not cease to be so valid and binding and in full force and effect as a result of the transactions contemplated by this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

34.

9.2.5 Company is the sole legal and beneficial owner of the Company Trademarks, free and clear of any liens or other encumbrances. To Company’s knowledge (a) there is no reason that would prevent Company from registering the katakana Company Trademarks in the Territory in the IC classes indicated in Schedule D and (b) no third party is using (other than [*]) or infringing the Company Trademarks in the Territory. Company has not entered (other than a non-exclusive license agreement with [*]) nor during the Term will enter into any agreement granting any right, interest or claim in or to, any Company Trademarks for use in connection with the promotion, import into the Territory, distribution or sale of Products in the Pre-Reimbursement Approval Channel or Post-Reimbursement Approval Channel to any third party other than non-exclusive license agreements with Eye-Lens and/or [*] that would not interfere with or impair rights granted to Distributor pursuant to this Agreement.

9.2.6 There is no pending or, to Company’s knowledge, threatened legal, administrative, arbitral or other proceeding, claim, suit or action against or, to the knowledge of the Company, any governmental or regulatory investigation of Company, nor any injunction, order, judgment, ruling or decree imposed upon or, to Company’s knowledge, threatened to be imposed upon Company involving the Products, System, Software, Trademarks or Company’s failure to comply with Applicable Law with respect to the Products or that would potentially prevent Company from fulfilling its obligations set forth in this Agreement.

9.2.7 Neither Company, its Affiliates nor, to Company’s knowledge, its shareholders have entered into any agreement for, or are currently in any negotiations for, a Change of Control of Company.

9.2.8 Company’s agreements with all contract manufacturers for the Products are in full force and effect, are enforceable in accordance with their terms by Company and, to Company’s knowledge, the third parties thereto and such agreements will not cease to be so valid and binding and in full force and effect as a result of the transactions contemplated by this Agreement.

9.2.9 Company has obtained the written agreement of Company’s contract manufacturers to accept and honor all orders placed by Distributor pursuant to Section 6.3.

9.2.10 To Company’s knowledge, all work related to obtaining the Regulatory Approvals has been performed in accordance with all Applicable Law.

9.2.11 Company has a valid Foreign Manufacturer Accreditation in respect of the Products and will maintain the Foreign Manufacturer Accreditation during the Term of this Agreement.

9.3 Limited Product Warranty.

9.3.1 Company warrants to Distributor that each unit of Product sold to Distributor under this Agreement and the Software distributed in connection therewith shall: (a) at the time of delivery be free of liens, claims and encumbrances; (b) at the time of delivery comply with the Specifications; and (c) be free from Defects until the earlier of [*] after the date of installation of such unit of the Product at the end-user customer and [*] after delivery of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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unit of the Product to Distributor pursuant to Section 3.7.1 (for the applicable unit of the Product, the “Warranty Period”). The foregoing warranties set forth in clause (c) of this Section 9.3.1 apply only if Products have not been mishandled, damaged or altered after delivery of the Products to Distributor pursuant to Section 3.7.1. All claims in respect of the warranty set forth in the foregoing sentence must be made no later than the Warranty Period, and Company shall have no responsibility for claims for breach of the warranty set forth in this Section 9.3.1 made after expiration of the applicable Warranty Period. Notwithstanding anything to the contrary in this Agreement: (i) the warranties set forth in this Section 9.3.1 shall not apply to any Defect caused by improper installation or Distributor’s or its customer’s failure to maintain such Products in accordance with documentation provided by Company to Distributor sufficiently prior to such failure so as to have allowed Distributor or Distributor’s customer a reasonably opportunity to have avoided such failure, provided that such documentation complies with Applicable Law and the provisions of this Agreement; and (ii) Company shall not be obligated to furnish service under such warranty: (1) to repair damage resulting from attempts by personnel other than Company representatives to repair Products, except for personnel of Distributor or the Technical Service Company who have attempted to repair damage in accordance with documentation provided by Company to Distributor or the Technical Service Company and caused no additional damage or (2) to repair damage resulting from connection to incompatible equipment or use other than as set forth in documentation provided by Company to Distributor prior to the occurrence of the Defect.

9.3.2 If during the Warranty Period for a particular unit of Product (other than the Software), Distributor claims that a Product or component thereof does not comply with the warranties set forth in Section 9.3.1, Distributor shall return the allegedly defective Product(s) or component to Company in accordance with Section 3.10; provided that (a) units of NeuroStar Product that experience an Out of Box Failure may not be returned to Company except in accordance with Section 9.3.5 and (b) for the avoidance of doubt, in the case of alleged defects that can be addressed by replacement of a part or a field replacement unit, only the alleged defective part or field replacement unit may be returned to Company. Upon confirmation by Company that the Product(s) do not comply with the foregoing warranties and that the Warranty Period for Product(s) did not expire prior to Distributor making the warranty claim, Company shall at its option and expense and, as Distributor’s sole and exclusive remedy for Company’s breach of the warranty set forth in Section 9.3.1, repair or replace the defective Product(s) and ship the repaired or replaced Product(s) to Distributor at Company’s expense, or credit Distributor’s account for such Product(s), provided, however that notwithstanding any other provision of this Agreement, Company itself shall have no obligation to provide repair or other labor services with personnel located in the Territory (including any labor to uninstall or install any parts). As to alleged Defective Software, upon confirmation by the Company that the Software does not comply with the warranties set forth in Section 9.3.1, Company shall as Distributor’s sole and exclusive remedy for Company’s breach of the warranties set forth in Section 9.3.1 promptly provide Distributor with a work around, bug fix, patch or other support services that restores operation of the Software to be in substantial compliance with the Software Documentation. If Company determines that the Product(s) or Software comply with the warranties set forth in Section 9.3.1 or that the Warranty Period for the Product(s) expired prior to Distributor making the warranty claim, Company shall notify Distributor of such fact and provide to Distributor a report setting forth the analysis and reasoning supporting such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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determination by the Company (“Warranty Report”). In such a case Company shall have no obligation to provide warranty service and shall instead comply with Distributor’s direction regarding the disposition of such Product at Distributor’s expense. For the avoidance of doubt, the provisions of this Section 9.3.2 shall in no way limit Company’s indemnification obligations set forth in Section 10.

9.3.3 If Distributor disagrees with the conclusions set forth in Company’s Warranty Report, then each Party shall appoint a senior manager to meet and discuss in good faith whether the returned Products contain any Defects. If such senior managers are unable to reach agreement on whether the returned Products contain any Defects within a period of [*], then either Party may request that an independent third party expert reasonably acceptable to the other Party review the Warranty Report and the returned Products, determine whether the Products contain any Defects and issue a written report to both Parties describing the review conducted by the third party expert, the determination of whether the returned Products contain any Defects and the reasons for the third party experts determination. The costs of the third party expert shall be equally borne by each Party. If Company agrees with Distributor as to the existence of Defects in the returned Products, the results of Company’s analysis of the returned Products confirms the existence of a Defect in the Products or the third party expert concludes that there is a Defect in the returned Products and in all cases that the Warranty Period for the Product(s) did not expire prior to Distributor making the warranty claim, then Company will comply with the remedies set forth in Section 9.3.1.

9.3.4 The cost of out-of-warranty repairs is subject to Company’s then-current charges. Distributor must authorize such charges prior to Company performing any such repairs. All charges shall be authorized by Distributor issuing a purchase order therefor.

9.3.5 In the case of an Out of Box Failure, Distributor or its Technical Support Company will, in accordance with the procedures in Schedule K, contact Company’s technical support department and follow all steps recommended by Company to address the Out of Box Failure such that all non-conformances and failures are corrected and the NeuroStar OUS Installation Record ([*]) can be completed showing all items and criteria thereon as complete and satisfied. [*] If after following all steps recommended by Company to address the Out of Box Failure, a non-conformance or failure continues to prevent Distributor or its Technical Support Company from completing the NeuroStar OUS Installation Record ([*]) showing all items and criteria thereon as complete and satisfied, then Distributor shall return the allegedly defective NeuroStar Starter Package to Company in accordance with Section 3.10.

9.3.6 Following Distributor’s [*] of NeuroStar Starter Packages at customer locations, Distributor and Company will discuss in good faith the visual inspection procedure set forth on Schedule E and whether and what adjustments to such procedures should be made to assure high customer satisfaction at time of installation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10. Indemnification.

10.1 Indemnification.

10.1.1 Notwithstanding anything to the contrary contained herein, Distributor shall indemnify, defend and hold Company and its directors, officers, employees and agents harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a third party (each a “Third Party Claim”) that: (a) seeks recovery of Losses claimed by the employees or agents of Distributor or its Affiliates; (b) asserts breach of warranties made by Distributor or its Affiliates to purchasers of the Products in the Territory different from or in addition to those made in by Company in this Agreement with respect to the Products; and/or (c) seeks recovery of damages for injury to persons or damage to property or any other liabilities caused by the willful act, recklessness or negligence of Distributor or its Affiliates, in each case except to the extent that such Losses are subject to indemnification by the Company pursuant to Section 10.1.2.

10.1.2 Notwithstanding anything to the contrary contained herein, Company shall indemnify, defend and hold Distributor and its directors, officers, employees and agents harmless from and against any and all Losses and arising in connection with any and all Third Party Claims resulting or otherwise arising from: (a) any personal injuries, illness, death and/or property damages resulting from any Defective Product, which for purposes of this Section

10.1.3 shall include design defects in the Products; (b) any infringement of third party intellectual property rights by the import, marketing, promotion, sale or use of the Products, System, Software or Company Trademarks in the Territory in accordance with this Agreement; and (c) the negligence, recklessness or willful misconduct of Company and/or the DMAH, in each case except to the extent that such Losses are subject to indemnification by Distributor pursuant to Section 10.1.1.

10.1.4 In no event shall Company have any obligation or liability to Distributor under this Section 10.1 for any Losses suffered by a third party as a result of:

(a) Distributor or its Affiliates making any warranty, express or implied, to customers that is different from Company’s warranty set forth in Section 9.3.1;

(b) Any design, cosmetic or functional change in Product made intentionally by Distributor or its Affiliates, except as Distributor may do so in accordance with the Documentation or pursuant to operation of the Software;

(c) Distributor or its Affiliates not storing, handling, or transporting the Products in accordance with the Documentation provided by Company to Distributor or service performed by or on behalf of Distributor or any of its Affiliates not in accordance with Documentation provided to Distributor by Company; or

(d) Distributor or its Affiliates labeling or relabeling Products as any other product or a component of any other product, except that Distributor or its Affiliates may attach labels to Products in compliance with Applicable Law in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.2 Indemnification Procedures.

10.2.1 Notice of Claim. All indemnification claims in respect of any indemnitee seeking indemnity under Section 10.1.1 or 10.1.2, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under 10.1.1 or 10.1.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.

10.2.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in 10.1.1 or 10.1.2, as applicable, by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 10.2.2.

10.2.3 Right to Participate in Defense. Without limiting Section 10.2.2, any Indemnitee will be entitled to participate in the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with Section 10.2.2, in which case the Indemnified Party will be allowed to control the defense.

10.2.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive relief and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.2.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 10.2.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 10.2.2.

10.2.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

10.2.6 Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

11. Risk Allocation.

11.1 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 9.1, 9.2 AND 9.3, COMPANY MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND COMPANY AND ITS THIRD PARTY SUPPLIERS (IF ANY) HEREBY DISCLAIM ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NON-INFRINGEMENT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.2 Limitation of Liability.

11.2.1 WITH THE EXCEPTION OF LIABILITY FOR INDEMNIFICATION UNDER SECTION 10 OR LIABILITY RESULTING FROM INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF SECTION 8, NEITHER PARTY (THE FIRST PARTY) SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR OTHER SIMILAR DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR LOST REVENUES) UNDER ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN WHERE THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.2.2 WITH THE EXCEPTION OF LIABILITY FOR INDEMNIFICATION UNDER SECTION 10 OR LIABILITY RESULTING FROM INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF SECTION 8, IN NO EVENT SHALL COMPANY’S LIABILITY TO DISTRIBUTOR, REGARDLESS OF THE THEORY OF LIABILITY, EXCEED THE GREATER OF (A) [*] OR (B) THE AMOUNTS RECEIVED BY COMPANY FROM DISTRIBUTOR UNDER THIS AGREEMENT [*] PRIOR TO THE ACCRUAL OF THE CLAIM.

11.3 Insurance. Each Party shall procure and maintain insurance, including comprehensive general public liability insurance and product liability insurance, and, in the case of Company clinical trial insurance, adequate and appropriate to cover its obligations hereunder. Certificates of insurance evidencing such coverage will be made available to the other Party upon written request.

12. Term and Termination.

12.1 Term. The term of this Agreement shall commence on the Effective Date and extend up to and until the end of the seventh (7th) Fiscal Year after Company receives the Product Approval, subject to earlier termination as provided below in this Section 12 (the “Initial Term”). The term of this Agreement shall be automatically extended for additional periods of two (2) Fiscal Years each such that the remaining term of the Agreement is four (4) years (the Initial Term, as so extended from time to time, the “Term”) unless either Party provides the other Party with written notice of non-extension not later than two (2) years prior to the end of the Term; provided, however, that if during the Initial Term Distributor purchases Products from Company totaling at least one hundred percent (100%) of the Dollar value set forth in the Initial Sales Forecast plus one hundred percent (100%) of the Dollar value set forth in each of the New Sales Forecasts for each subsequent Fiscal Year of the Initial Term, or during the first two (2) Fiscal Years of each extension of the Term, Distributor purchases Products from the Company totaling one hundred percent (100%) of the Dollar value set forth in each New Sales Forecast for such two (2) Fiscal Years, then (a) any previous notice of non-extension provided by Company shall be null and void and (b) the Term will be automatically extended for an additional two (2) Fiscal Years.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.2 Termination for Cost-Sharing, Safety or Use Survey.

12.2.1 Notwithstanding any other provision of this Agreement, Distributor may terminate this Agreement at any time if Distributor reasonably believes that it is not commercially reasonable for Distributor to continue to distribute the Products in the Territory for reasons including, but not limited to, safety, efficacy, an unfavorable Reimbursement Rate (which must be below [*] to be considered unfavorable), introduction of competitive product(s), by providing prior written notice to Company and a reasonable explanation and documentation to Company that supports Distributor’s belief. Upon receipt of such written notice and explanation with documentation, Company and Distributor shall discuss the matter in good faith for a period of [*]. If at the end of such [*] period Distributor and Company cannot agree on whether it is commercially reasonable for Distributor to continue to distribute the Products in the Territory, or cannot agree on modifications to this Agreement that would make it commercially reasonable for Distributor to continue to distribute the Products, including revisions to the Minimum Purchase Requirement, True-Up Payment and/or transfer prices, then Distributor may terminate this Agreement by providing [*] prior written notice to Company, and no Minimum Purchase Requirement or True-Up Payment shall apply during such [*] period but the Minimum Purchase Requirement for the period prior to notice of termination shall be satisfied or True-Up Payment made and Initial Milestone Payment 2 and Milestone Payment 2 shall not be adjusted or refunded.

12.2.2 Notwithstanding any other provision of this Agreement, Distributor may immediately terminate this Agreement if notwithstanding the exercise of its commercially [*]; provided that Distributor sends notice of termination to Company within thirty (30) days after Distributor receives written notice from Company that [*]. If Distributor terminates this Agreement under this Section 12.2.2, then the Agreement will remain in effect for one year after Distributor sends notice to Company, and no Minimum Purchase Requirement or True-Up Payment shall apply during such [*], provided, however, that notwithstanding Section 2.1.1 Distributor will become a non-exclusive distributor during such [*], and the restrictions on Company promoting or selling Products in the Territory in the Pre-Reimbursement Approval Channel and the Post-Reimbursement Approval Channel set forth in Sections 2.1.1, 2.1.3 and 2.1.5 shall not apply during such [*].

12.3 Termination for Breach. Subject to the other rights of termination set forth in this Agreement, either Party may terminate this Agreement at any time in the event the other Party breaches this Agreement upon prior written notice to the breaching Party describing the breach in detail and giving the breaching Party [*] to cure the breach. If the breach has not been cured within [*] of receipt of such notice, the Party giving such notice may immediately terminate this Agreement upon notice to the breaching Party. If a breaching Party who has been given written notice and cured a breach subsequently commits the same breach within [*] of such earlier breach, then the other non-breaching Party shall have the right to immediately terminate this Agreement by providing notice to the breaching Party and the breaching Party shall have no further opportunity to cure.

12.4 Termination for Failure to Achieve the Product Approval. Either Party may terminate this Agreement immediately by providing prior notice to the other Party in the event that, notwithstanding the exercise of its commercially reasonable efforts, Company does not obtain the first Product Approval and the DMAH within [*] after the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.5 Termination for Failure to Achieve the Distributor Approvals. Company may terminate this Agreement at time by providing [*] prior written notice to Distributor in the event Distributor does not obtain the Distributor Approvals within [*] after the Effective Date or at any time fails to maintain the Distributor Approvals. If Company terminates this Agreement under this Section 12.5 due to Distributor’s failure to maintain the Distributor Approvals, then Initial Milestone Payment 2 and Milestone Payment 2 shall not be adjusted or refunded and no Minimum Purchase Requirement or True-Up Payment obligations shall apply to such [*] period (but shall apply with respect to prior periods on a pro rata basis).

12.6 Termination for Failure to Achieve the 1st Reimbursement Approval.

12.6.1 Distributor may terminate this Agreement by providing written notice to Company if, notwithstanding the exercise of its commercially reasonable efforts, Company does not obtain the 1st Reimbursement Approval by the Reimbursement Approval Deadline. Distributor must provide such written notice to Company no later than [*] after the Reimbursement Approval Deadline for such termination to be effective and if Distributor does not provide such written notice with such [*] period, then Company may terminate this Agreement on written notice to Distributor. Upon a Party giving notice of termination under this Section 12.6.1, this Agreement shall terminate [*] from the date of the notice of termination and, for the avoidance of doubt, Initial Milestone Payment 2 and Milestone Payment 2 shall not be made and no Minimum Purchase Requirement shall apply during such [*] period.

12.6.2 If Distributor does not obtain the 1st Reimbursement Approval by the end of the Distributor 1st MHLW Lead Period or if during the Distributor 1st MHLW Lead Period Distributor decides to cease its commercially reasonable efforts to obtain the 1st Reimbursement Approval, then either Party may terminate this Agreement by providing written notice to the other Party. If a Party terminates this Agreement under this Section 12.6.2, then this Agreement shall terminate [*] from the date of the Party’s written notice of termination and, for the avoidance of doubt, no Minimum Purchase Requirement shall apply during the Distributor 1st MHLW Lead Period or such [*] period and no adjustment or refund shall be made to Milestone Payment 2 already paid.

12.7 Termination for Failure to Achieve [*] Reimbursement Price.

12.7.1 Either Party may terminate this Agreement by providing written notice to other Party if Company obtains the 1st Reimbursement Approval by the Reimbursement Approval Deadline and the Reimbursement Rate in the 1st Reimbursement Approval is less than [*]. A Party must provide such written notice to other Party no later than [*] after the date of the 1st Reimbursement Approval and if neither Party provides such written notice within such [*] period, then both Parties’ rights under this Section 12.7.1 are rendered null and void. If a Party timely provides its notice of termination under this Section 12.7.1, then this Agreement shall terminate [*] from the date of the Party’s written notice of termination and, for the avoidance of doubt, Initial Milestone Payment 2 and Milestone Payment 2 shall not be made and no Minimum Purchase Requirement shall apply during such [*] period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.7.2 Either Party may terminate this Agreement by providing written notice to other Party if the Reimbursement Rate in the 1st Reimbursement Revision Approval is less than [*]. A Party must provide such written notice to other Party no later than [*] after the date of the 1st Reimbursement Revision Approval and if neither Party provides such written notice within such [*] period, then both Parties’ rights under this Section 12.7.2 are rendered null and void. If a Party timely provides its notice of termination under this Section 12.7.2, then this Agreement shall terminate [*] from the date of the Party’s written notice of termination and, for the avoidance of doubt, Milestone Payment 2 shall be calculated and paid as set forth in Sections 3.1.6(a) and 3.1.7, and no Minimum Purchase Requirement or True-Up Payment obligations shall apply during such [*] period (but shall apply with respect to prior periods).

12.8 Termination for Failure to Achieve [*] Reimbursement Price.

12.8.1 Distributor may terminate this Agreement by providing written notice to Company if, notwithstanding the exercise of its commercially reasonable efforts, Company is not able to increase or maintain the Reimbursement Rate in the 1st Reimbursement Revision Approval to an amount equal to or greater than [*]. Distributor must provide such written notice to Company no later than [*] after the date of the 1st Reimbursement Revision Approval for such termination to be effective. If Distributor does not provide such written notice within such [*] period and also does not make the Distributor 2nd MHLW Lead Election under Section 4.1.4 within such [*] period, then Company may terminate this Agreement on written notice to Distributor. Upon a Party giving notice of termination under this Section 12.8.1, then this Agreement shall terminate [*] from the date of the notice of termination, Milestone Payment 2 shall be paid in accordance with Sections 3.1.5(b), 3.1.6(d) and 3.1.7, as applicable, and no Minimum Purchase Requirement or True-Up Payment obligations shall apply during such [*] period (but shall apply with respect to prior periods).

12.8.2 If following completion of the Distributor 2nd MHLW Lead Period, Distributor does not obtain a Reimbursement Approval with a Reimbursement Rate equal to or greater than [*] or if during the Distributor 2nd MHLW Lead Period Distributor decides to cease its efforts to attempt to obtain an increased Reimbursement Rate, then either Party may terminate this Agreement by providing written notice to the other Party. If a Party provides its notice of termination under this Section 12.8.2, then this Agreement shall terminate [*] from the date of the Party’s written notice of termination and, for the avoidance of doubt, Initial Milestone Payment 2 and Milestone Payment 2 shall not be adjusted or refunded and no Minimum Purchase Requirement or True-Up Payment obligations shall apply during such [*] period (but shall apply with respect to prior periods).

12.9 Termination for Failure to Achieve [*] of Initial Sales Forecast. For a period of [*] after the end of the Initial Period, Company may terminate this Agreement by providing [*] prior written notice to Distributor if, during the Initial Period, Distributor fails to purchase Products from Company totaling at least [*] of the Dollar value set forth in the Initial Sales Forecast. If Company exercises its right to terminate this Agreement pursuant to this Section

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.9, then Distributor shall be required to pay Company the True-Up Payment for the Initial Period, however, Distributor shall, following such notice, have no Minimum Purchase Requirement or True-Up Payment obligations for the [*] termination period.

12.10 Termination for Failure to Achieve [*] of Fiscal Year Forecast. For a period of [*] following the completion of each Fiscal Year, Company may terminate this Agreement by providing [*] prior written notice to Distributor if, during such Fiscal Year, Distributor fails [*]. If Company exercises its right to terminate this Agreement pursuant to this Section 12.10, then Distributor shall be required to pay Company the True-Up Payment for the just completed Fiscal Year; however, Distributor shall, following such notice, have no Minimum Purchase Requirement or True-Up Payment obligations for the [*] termination period.

12.11 Rolling Termination Right. Company may terminate this Agreement by providing [*] prior written notice to Distributor in the event that if in any [*] (the “Rolling Termination Right”). [*] If Company exercises its right to terminate this Agreement pursuant to this Section 12.11, Distributor shall have no Minimum Purchase Requirement or True-Up Payment obligations for the [*] termination period.

12.12 Termination for Insolvency. Upon the filing of a petition in bankruptcy, insolvency, or reorganization against or by either Party, or either Party becoming subject to a composition for creditors, whether by law or agreement, or either Party going into receivership or otherwise becoming insolvent (the “Insolvent Party”), this Agreement may be terminated by the other Party by giving written notice of termination to the Insolvent Party, such termination being effective immediately upon giving of such notice. If, during the Term, in Distributor’s reasonable opinion the Company experiences financial difficulties including, without limitation, material breach of a loan agreement or default under any debt instrument or security, then upon written notice by Distributor, the Company and Distributor shall enter into good faith discussions regarding an amendment to the Agreement that would allow Distributor to exclusively continue the distribution and sale of Products in the Territory notwithstanding the financial difficulties of the Company.

12.13 Effects of Termination. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of termination or expiration. Distributor hereby expressly and irrevocably waives any rights and claims to any compensation (for goodwill, recoupment of investment or otherwise) or indemnity, in each case resulting from the termination or non-renewal of this Agreement in accordance with its terms.

12.14 Survival. The following provisions shall survive expiration or termination of this Agreement: Sections 5.10 (to the extent set forth therein), 7.2, 7.3, 7.5, 8 (to the extent set forth in Section 8.8), 9.3, and Sections 10 through 14. If any period for such survival is set forth in the foregoing referenced sections, such section shall survive for the specified period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13. Transition In Connection with Termination of this Agreement.

13.1 Transition. Except in the event Distributor terminates this Agreement pursuant to Sections 12.3, 12.4 or 12.12 promptly upon notice of termination or, if no notice of termination has by then been sent, beginning [*] prior to the expiration of this Agreement, Distributor and Company shall use reasonably cooperate with each other to smoothly transition maintenance, repair and other customer support functions to Company and in connection therewith, the Parties shall prepare a joint communication acceptable to both Parties to be sent to such customers regarding the transition. Upon the effective date of expiration or termination of this Agreement, Company (or its agent(s), assignee(s) or designee(s)) shall accept the regulatory, marketing, sales and service responsibilities for the Products in the Territory and Distributor shall have no such responsibilities. Such responsibilities shall include, but are not limited to, distributing, marketing, selling, shipping, billing and collecting.

13.2 Inventory. During the transition period described in Section 13.1, Distributor shall have the right to continue to purchase and sell the Product for use in the Pre-Reimbursement Approval Channel and Post-Reimbursement Approval Channel in the Territory. Company will apply all unused [*] and credits provided by Company pursuant to Sections 3.1.8, 3.3.5, and 9.3.2 first against Company’s invoices for purchases made during this period. Within [*] after the effective date of expiration or termination of this Agreement, Company will repurchase from Distributor any marketable remaining Product inventory as of the effective date of expiration or termination of this Agreement at Distributor’s acquisition transfer price; provided, however, that Products are in good and saleable condition and in their original packaging. Shipment of repurchased Products will be effected by Distributor for Company’s account in accordance with Company’s instructions. No later than [*] after receipt of the repurchased Products by Company, Company will pay Distributor in cash by wire transfer to such bank account as designated by Distributor (a) the purchase price for the repurchased Products and (b) the remaining balance of any unused [*] and credits provided by Company pursuant to Sections 3.1.8, 3.3.5, or 9.3.2 as of the effective date of expiration or termination of this Agreement.

14. General Provisions.

14.1 Dispute Resolution. Except as provided in Section 14.2, each Party shall use its best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within [*] of receipt of a written notice by one Party to the other Party of the existence of such dispute. Except as provided in Section 14.2, no further action may be taken under this Section 14.1 unless and until executive officers of each of the Parties have met in good faith to discuss and settle such dispute. The foregoing requirement in this Section 14.1 shall be without prejudice to either Party’s rights, if applicable, to terminate this Agreement under Section 12.

14.2 Litigation Rights Reserved. If any dispute arises with regard to the alleged breach of Sections 5.10, 7, or 8, a Party may seek any available remedy at law or in equity from a court of competent jurisdiction.

14.3 Governing Law. This Agreement, and its formation, operation and performance shall be governed, construed, performed and enforced in accordance with the substantive laws of the State of New York, U.S.A., excluding: (a) its choice of law rules; and (b) the United Nations Convention on Contracts for the International Sale of Goods.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.4 Arbitration. Except as set forth in Section 14.2 and this Section 14.4, all disputes, controversies or claims which may arise between the Parties hereto out of or in relation to or in connection with this Agreement, any breach hereof, including, any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators. Each Party shall nominate one arbitrator and the two arbitrators so selected shall nominate the third arbitrator. If the Parties’ two arbitrators cannot agree on a third arbitrator, the third arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce in accordance with the Rules. The place of arbitration shall be San Francisco, California, U.S.A. The language of the arbitration shall be English. Unless the Parties otherwise agree, the arbitrators shall apply the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration. Unless the Parties otherwise agree, the arbitrators shall not have the power to appoint experts. The arbitrators shall not issue any award, grant any relief or take any action that is prohibited by or inconsistent with the provisions of this Agreement and may not, under any circumstances, award punitive or exemplary damages except to the extent permitted by Section 11.2. The award rendered by the panel of arbitrators shall be binding upon the Parties hereto and judgment on the award may be entered in any court having jurisdiction thereof. Each Party shall bear its own attorneys’ fees in connection with any arbitral proceedings and the arbitrators shall not include attorneys’ fees in any award. Notwithstanding anything to the contrary in this Section 14.4, a Party may seek injunctive relief in any court of competent jurisdiction to prevent or stop a breach of this Agreement, prevent or stop infringement or intellectual property rights or to compel arbitration under this Section 14.4.

14.5 Currency. All amounts payable under this Agreement shall be paid in U.S. Dollars, unless otherwise specifically indicated and agreed in writing by the Parties.

14.6 Accounting Matters. The Parties do not intend for the activities of the Steering Committee to be considered deliverables for financial statement purposes such as revenue recognition. Without limiting the generality of the foregoing, the Parties agree that the amounts payable by Distributor pursuant to Section 3.1.1 are fully earned as of the Effective Date and the payments payable pursuant to Sections 3.1.2 are fully earned upon the date upon which the applicable milestone is achieved.

14.7 Language. This Agreement may be translated into languages other than English. The English language version shall govern the meaning and interpretation of this Agreement.

14.8 Notices. Any notice, request, or other document to be given to a Party under this Agreement shall: (i) be in writing; (ii) hand delivered; (iii) sent by internationally-recognized express mail or courier service which provides documentation of receipt; or (iv) sent by facsimile as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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If to Company:	Neuronetics, Inc.
3222 Phoenixville Pike
Malvern, PA 19355 USA
Attention: Chris Thatcher, President and CEO

If to	Teijin Pharma Limited
Distributor:	2-1, Kasumigaseki 3-chome,
Chiyoda-ku, Tokyo 100-8585, Japan
Attention:

With a copy to:	Squire Gaikokuho Kyodo Jigyo Horitsu Jimusho
Ebisu Prime Square Tower, 16th Floor 1-1-39 Hiroo, Shibuya-ku, Tokyo 150-0012,
Japan
Attn: Stephen E. Chelberg

A Party may change its address for receiving notices, requests or other documents by giving written notice of the change to the other Party.

14.9 No Oral Modifications. This Agreement may not be modified except in writing signed by both Parties.

14.10 No Implied Waiver. The failure of one Party to require performance by the other of any provision of this Agreement will not affect the right to require performance at a later time. The waiver by one Party of a breach by the other of any provision of this Agreement shall not be a waiver of any later breach of that or any other provision hereof.

14.11 Assignment.

14.11.1 Distributor may not assign this Agreement or any rights or obligations under this Agreement, in whole or in part, to any third party without the prior written consent of Company, which consent shall not be unreasonably withheld or conditioned, and any assignment by Distributor without such consent will be null and void and of no force or legal effect. Notwithstanding the foregoing sentence, Distributor may assign this Agreement without Company’s consent to an Affiliate in the event of a merger or consolidation of Distributor with an Affiliate. No assignment shall relieve Distributor of its obligations under this Agreement.

14.11.2 Company may assign this Agreement or any right or obligation under this Agreement, in whole or in part, to an Affiliate or third party, whether by Change of Control or otherwise, so long as such Affiliate or third party is bound by operation of law to all of Company’s obligations as set forth in the Agreement and Distributor’s rights hereunder will continue as set forth herein or Company obtains the written agreement of such third party to undertake all of Company’s obligations as set forth in the Agreement and that Distributor’s rights hereunder will continue as set forth herein, and any assignment by Company without such operation of law or agreement will be null and void and of no force or legal effect. No assignment shall relieve Company of its obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.11.3 In the event of an assignment or transfer to an Affiliate, the assigning or transferring Party shall remain responsible (jointly and severally) with such Affiliate for the performance of such assigned or transferred obligations.

14.11.4 To the extent permitted by this Agreement, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Company and Distributor. Any assignment or transfer, or attempted assignment or transfer, by either Party in violation of this Section 14.11 will be null and void and of no legal effect.

14.12 Taxes. Any taxes, levies or other duties (“Taxes”) paid or required to be withheld under the appropriate tax laws by one Party (“Withholding Party”) on account of monies payable to the other Party under this Agreement shall be deducted from the amount of monies otherwise payable to the other Party under this Agreement. The Withholding Party shall secure and send to the other Party within a reasonable period of time proof of any such Taxes paid or required to be withheld by the Withholding Party for the benefit of the other Party. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in amount to the fullest extent permitted by Applicable Law. No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate tax Governmental Authorities to the Withholding Party certifying that the payments are exempt from Taxes or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

14.13 Force Majeure. Neither Company nor Distributor shall be liable in damages, nor shall either of them be subject to termination of this Agreement by the other Party for any delay or default in performing any obligation under this Agreement (except payment obligations) if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that Party (“Force Majeure”); provided, however, that in order to excuse its delay or default under this Agreement, a Party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof as soon as reasonably practical under the circumstances; and provided further that within [*] after the termination of such occurrence or cause, such Party shall give notice to the other Party specifying the date of termination thereof. All obligations of the Parties shall return to being in full force and effect upon the termination of such occurrence or cause (including, without limitation, any payments which became due and payable under this Agreement prior to the termination of such occurrence or cause). If an event of Force Majeure prevents either Party’s performance hereunder and continues for more than [*], the other Party may terminate this Agreement by giving written notice, however, that any amounts due shall remain payable. For the purposes of this Section 14.13, a “cause beyond the reasonable control” of a Party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (whether declared or undeclared), earthquake, tsunami, pandemic or outbreak of communicable disease, such as SARS.

14.14 Severability. If any provision of this Agreement is declared invalid or unenforceable by an arbitrator or court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for such provision declared invalid or unenforceable. In such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

49.

event, the Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the Parties’ original intent upon entry into this Agreement.

14.15 Headings and References. Section and other headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Exhibits, Sections and Schedules shall be deemed references to Articles, Exhibits, Sections and Schedules of this Agreement. References to this Agreement include this Agreement as it may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof.

14.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

14.17 Entire Agreement. This Agreement, including all Schedules reference in this Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, whether written or oral, between the Parties regarding the subject matter hereof.

14.18 Terms Generally. Unless the context of this Agreement requires otherwise, words importing the singular number shall include the plural and vice versa. Words importing the masculine gender shall include the feminine. In this Agreement, references to: (a) any statutory or regulatory provisions shall include such provisions as from time to time amended, whether before or after the date hereof, and shall further include all statutory or regulatory instruments or orders from time to time made pursuant thereto; and (b) any document or agreement shall include such document or agreement as from time to time amended, supplemented or replaced, whether before or after the date hereof. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless otherwise specified, all of the terms in this Agreement that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect in the United States of America at the time of such interpretation.

(signature page follows)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above.

COMPANY:

NEURONETICS, INC.

By:	/s/ Chris Thatcher
Name: Chris Thatcher
Title: President and CEO

DISTRIBUTOR:

TEIJIN PHARMA LIMITED

By:	/s/ Akihisa Nabeshima
Name: Akihisa Nabeshima
Title: President

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SCHEDULE A

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE C

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE D

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE E

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE F

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE G

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE H

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE I

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE J

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE K

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE L

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE M

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE N

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE O

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.